UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CATHAY GENERAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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777 NORTH BROADWAY LOS ANGELES, CALIFORNIA 90012

To Our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Cathay General Bancorp. The meeting will be held on Monday, May 18, 2015, at 5:00 p.m., local time, at 9650 Flair Drive, El Monte, California 91731.

At the meeting, you will be asked to elect four Class I directors to serve until 2018, to approve the Cathay General Bancorp 2005 Incentive Plan, As Amended, to vote on an advisory (non-binding) proposal to approve our executive compensation, and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.

Your vote is very important. Whether or not you expect to attend the annual meeting in person, we encourage you to cast your vote by telephone or, if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting by telephone are stated on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the outstanding shares of our common stock must be represented, either in person or by proxy, for us to transact business at the meeting.

We look forward to seeing you at the meeting.

Sincerely yours,

Dunson K. Cheng

Chairman of the Board,

President, and Chief Executive Officer

Los Angeles, California

April 16, 2015

777 NORTH BROADWAY LOS ANGELES, CALIFORNIA 90012

Notice of Annual Meeting of Stockholders

to be Held on May 18, 2015

Notice is hereby given that the annual meeting of stockholders of Cathay General Bancorp will be held on Monday, May 18, 2015, at 5:00 p.m., local time, at our offices located at 9650 Flair Drive, El Monte, California 91731, for the following purposes:

1.	To elect four Class I directors to serve until the 2018 annual meeting of stockholders and until their successors have been elected and qualified;

2.	To approve the Cathay General Bancorp 2005 Incentive Plan, As Amended;

3.	To vote on an advisory (non-binding) proposal to approve our executive compensation;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year; and

5.	To transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed April 1, 2015, as the record date for the meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the meeting.

Please cast your vote by telephone or by completing, signing, and returning your proxy card in the accompanying return envelope. If you mail the envelope in the United States, it does not require postage. It is important that you vote by telephone or by returning your proxy card promptly even if you plan to attend the annual meeting in person.

We invite you to attend the meeting in person. If you attend, you may choose to vote in person at the meeting. If you do so, your prior voting instructions will be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 18, 2015. This proxy statement and Cathay General Bancorp’s Annual Report for the year ended December 31, 2014 are also available free of charge electronically at https://www.cathaybank.com/Cathay-General/Annual-Meeting-Materials and will remain available on the website through the conclusion of the meeting of stockholders.

By Order of the Board of Directors,

Lisa L. Kim

Secretary

Los Angeles, California

April 16, 2015

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary is designed as an aid and does not contain all of the information that you should consider in deciding how to vote. As such, you should read this entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time: Record Date:	Monday, May 18, 2015, 5:00 p.m., local time April 1, 2015	Place:	Cathay Bank Corporate Center 9650 Flair Drive, El Monte, California 91731
Voting:	Holders of record of our common stock at the close of business on the record date.	Attendance:	Stockholders and their duly appointed proxies may attend the meeting.

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page
1. Election of Directors	FOR EACH NOMINEE	5
2. Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended	FOR	41
3. Advisory (Non-Binding) Vote to Approve our Executive Compensation	FOR	50
4. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	51

Proposal One—Election of Directors

The first proposal is to elect four Class I directors to serve until the 2018 annual meeting of stockholders and their successors have been elected and qualified. The following table provides summary information about each nominee.

Name of Nominee	Age	Principal Occupation	Director Since
Michael M.Y. Chang	77	Retired Attorney	1990
Jane Jelenko	66	Retired Financial Services Partner of KPMG LLP	2012
Anthony M. Tang	61	Vice Chairman of Cathay General Bancorp and Cathay Bank	1990
Peter Wu	66	Vice Chairman of Cathay General Bancorp and Cathay Bank	2003

Proposal Two—Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended

The term of our 2005 Incentive Plan expires in May 2015. We are therefore asking our stockholders to approve the 2005 Incentive Plan, As Amended, which will extend the term for another ten years and amend the 2005 Incentive Plan in certain other respects.

Proposal Three—Advisory (Non-Binding) Vote to Approve our Executive Compensation

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission. Accordingly, the Board of Directors is submitting the following proposal for stockholder consideration:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby APPROVED.”

Proposal Four—Ratification of the Appointment of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2015 fiscal year. Although ratification is not legally required, we are submitting the appointment of KPMG to our stockholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

ii

777 NORTH BROADWAY LOS ANGELES, CALIFORNIA 90012

Proxy Statement

Annual Meeting of Stockholders

May 18, 2015

The Board of Directors of Cathay General Bancorp (the “Board”) is furnishing this proxy statement to the holders of record of our common stock to solicit proxies for use at our 2015 annual meeting of stockholders and any adjournments or postponements of the meeting. In this proxy statement, “Bancorp,” “we,” “us,” and “our” refer to Cathay General Bancorp, a Delaware corporation. This proxy statement and the enclosed proxy card were first mailed to stockholders on or about April 16, 2015.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting? At the meeting, our stockholders will be asked to:

1.	Elect four Class I directors to serve until the 2018 annual meeting of stockholders and their successors have been elected and qualified;

2.	Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended;

3.	Vote on an advisory (non-binding) proposal to approve our executive compensation;

4.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year; and
5.	Transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

When and where will the annual meeting be held? The annual meeting will be held on May 18, 2015, at 5:00 p.m., local time, at our offices located at 9650 Flair Drive, El Monte, California 91731.

Who can attend the annual meeting? All stockholders and their duly appointed proxies may attend the meeting.

INFORMATION ABOUT VOTING AND PROXIES

Who is entitled to vote at the annual meeting? The Board has fixed April 1, 2015, as the record date for the meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the meeting. On the record date, 79,901,042 shares of our common stock were outstanding.

How many shares must be present to transact business at the meeting? The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock is necessary to transact business at the meeting. Abstentions and broker non-votes will be counted as present for this purpose. If the shares represented at the meeting are not sufficient to transact business, we may adjourn or postpone the meeting to permit the further solicitation of proxies.

What are broker non-votes? The term “broker non-votes” generally refers to shares that are held by a broker or other nominee in its name for the benefit of its clients but that cannot be voted because the broker or nominee is precluded from voting on certain matters and has not received voting instructions from the beneficial owner on those matters.

How many votes am I entitled to? Each stockholder of record is entitled to one vote for each share of our common stock registered in the stockholder’s name. Shares may not be voted cumulatively for the election of directors or otherwise.

What is the difference between a “stockholder of record” and a “beneficial owner?” These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, then you are a “stockholder of record” of those shares. As a stockholder of record, you have the right to vote by telephone, by proxy, or in person at the meeting.

If your shares are held in an account by a broker, bank, trust company, or other similar organization, then you are a “beneficial owner” of those shares and the organization holding your shares is considered the “stockholder of record” for purposes of voting at the meeting. If you are a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account.

How do I vote my shares? If you are a stockholder of record, you may vote your shares by telephone, by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-prepaid envelope, or by attending the meeting and voting in person. If you vote by telephone or properly complete the proxy card and we receive it on or before the voting date, your shares will be voted as you direct. Even if you plan to attend the meeting in person, we encourage you to cast your vote by telephone or, if you prefer, by completing, signing, dating, and returning the proxy card. Specific instructions for voting by telephone are stated on the proxy card.

If you are a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account. If you wish to vote in person at the meeting, you must obtain a valid proxy from the organization holding the shares giving you the right to vote at the meeting. If you hold your shares in a brokerage account and do not give voting instructions to your broker on proposals that are considered “non-routine,” your broker cannot vote them for you and your shares will be treated as broker non-votes. At the meeting, Proposal Four (Ratification of the Appointment of Independent

Registered Public Accounting Firm) involves matters that we believe will be considered “routine,” while Proposal One (Election of Directors), Proposal Two (Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended), and Proposal Three (Advisory (Non-Binding) Vote to Approve Our Executive Compensation) involve matters that we believe will be considered “non-routine.” Therefore, it is important that you provide voting instructions for all proposals.

What if I don’t vote for some of the items listed in this proxy statement? If you are a stockholder of record and return your signed proxy card, or vote by telephone, the proxy holders will vote your shares, with respect to the items without specific voting instructions, according to the recommendations of the Board. The Board has designated Dunson K. Cheng, Heng W. Chen, and Pin Tai, and each of them individually, with power of substitution, as proxy holders.

May I change my vote? Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by filing a written notice of revocation with our Secretary, by delivering to our Secretary a later signed and dated proxy card, or by a later dated vote by telephone. The deadline to vote by telephone is 11:59 p.m., Eastern Time, on May 17, 2015. You may also revoke your proxy if you are present at the meeting and vote in person. Attendance at the meeting will not cause any previously granted proxy to be revoked unless you specifically make that request. Unless you decide to attend the meeting and vote in person, we recommend that you change or revoke your prior instructions in the same manner as you originally gave them and provide enough time for the new voting instructions to reach us before the meeting begins. Once the meeting begins, you may only change or revoke your proxy in person.

How are the shares held by the Cathay Bank Employee Stock Ownership Trust (ESOPT) voted? Each participant of the ESOPT has the power to direct the vote of the shares allocated to him or her by providing instructions to the administrator of the ESOPT. The administrator, which is a management level committee, has the sole power to vote the shares allocated to any participant who does not specify any voting directions and to vote any unallocated shares held by the ESOPT.

How does the Board recommend that I vote? The Board unanimously recommends that you vote your shares as follows:

•	FOR EACH NOMINEE as Class I directors as specified under Proposal One,

•	FOR the approval of the Cathay General Bancorp 2005 Incentive Plan, As Amended, as specified under Proposal Two,

•	FOR the advisory (non-binding) proposal to approve our executive compensation as specified under Proposal Three,

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm as specified under Proposal Four.

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the annual meeting.

What is the vote required to elect directors and approve the other proposals?

Proposal One (Election of Directors)

In February 2014, the Board amended our bylaws to provide for majority voting in uncontested elections and plurality voting in any election that is contested. Thus, in this election, the nominees receiving a majority of votes cast at the meeting will be elected as directors. A majority of votes cast means the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes will not count as either “for” or “against” votes, so abstentions and broker non-votes will have no effect on the election of a director. If an incumbent director nominee fails to receive the requisite vote in an uncontested election, that director must offer to resign. Our Nomination and Governance Committee and the Board will then act on the tendered offer to resign in the best interest of the Bancorp.

Proposal Two (Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended)

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve Proposal Two. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of the vote. If our stockholders do not approve the Cathay General Bancorp 2005 Incentive Plan, As Amended, it will not be adopted and the original 2005 Incentive Plan will remain in existence only until its term expires in May 2015.

Proposal Three (Advisory (Non-Binding) Vote to Approve our Executive Compensation)

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve Proposal Three. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of the advisory vote.

Proposal Four (Ratification of the Appointment of Independent Registered Public Accounting Firm)

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve Proposal Four. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of the vote.

Who will serve as inspector of elections? The inspector of elections for the meeting will be a representative of American Stock Transfer and Trust Company. Under Delaware law, the inspector of elections will rule on the proxies and ballots submitted and may consider evidence deemed to be reliable to reconcile proxies and ballots submitted by or on behalf of banks, brokers, their nominees, or similar persons that represent more votes than the holder of a proxy is authorized by the stockholder of record to cast, or more votes than the stockholder holds of record.

What happens if additional matters are presented at the meeting or a nominee is unable to serve as a director? As of the date of this proxy statement, the Board knows of no matters to be brought before the meeting other than the proposals specifically listed in the notice of annual meeting of stockholders. Nevertheless, if further business is properly presented, the proxy holders named in the enclosed proxy card will vote the shares in their discretion in accordance with their best judgment.

If any nominee for director named in this proxy statement becomes unavailable for any reason, or if any vacancy on the Board occurs before the election, the shares represented by any proxy voting for that nominee will be voted for the person who may be designated by the Board to replace the nominee or to fill that vacancy on the Board. However, at the date of this proxy statement, the Board does not believe that any nominee will be unavailable or that any vacancy will occur.

How will proxies be solicited and who will pay for the solicitation? We will pay the cost of this solicitation of proxies. In addition to use of the mail, the officers, directors, and employees of Bancorp and its subsidiaries may solicit proxies personally or by telephone, facsimile, or electronic means. These individuals will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage firms and certain other custodians, nominees, and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable expenses incurred in forwarding these materials.

What happens if the meeting is adjourned or postponed? Your proxy will remain valid and the shares may be voted at any adjourned or postponed meeting. You will still be able to change your vote or revoke your proxy until the voting occurs.

Do I have rights or appraisal or similar rights of dissenters with respect to any matter to be acted upon at the annual meeting? None of the proposals to be acted upon at the annual meeting and discussed in this proxy statement carry rights of appraisal or similar rights of dissenters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on the contents of reports filed with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we believe the entities listed below are the only beneficial owners of more than five percent of our common stock as of April 1, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned 1/
BlackRock, Inc.	6,411,450	2/	8.02%
55 East 52nd Street, New York, NY 10022
FMR LLC	5,835,370	3/	7.30%
245 Summer Street, Boston, MA 02210
The Vanguard Group, Inc.	4,738,236	4/	5.93%
100 Vanguard Blvd., Malvern, PA 19355
Dimensional Fund Advisors LP	3,977,631	5/	4.98%
Building One, 6300 Bee Cave Road, Austin, TX 78746
State Street Corporation	3,828,470	6/	4.79%
State Street Financial Center, One Lincoln Street, Boston, MA 02111

1/	The ownership percentage is determined by dividing the number of shares shown in this table by the 79,901,042 shares of Bancorp common stock outstanding as of April 1, 2015.

2/

All information regarding BlackRock, Inc. is based on an amendment to Schedule 13G filed with the SEC on January 23, 2015. BlackRock, Inc., a parent holding company, reported that through its subsidiaries, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC, it had sole dispositive power over all the shares indicated and sole voting power over 6,226,191 shares.

3/

All information regarding FMR LLC is based on an amendment to Schedule 13G filed with the SEC on February 13, 2015. FMR LLC, through Fidelity Management & Research Company, a wholly-owned subsidiary, reported that it had sole dispositive power over all the shares indicated and sole voting power over 127,670 shares. Fidelity Management & Research Company acts as investment advisor to various investment companies registered under the Investment Company Act of 1940. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by these investment companies, which power resides with their boards of trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by these boards of trustees. Through their ownership of voting common shares and a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

4/

All information regarding The Vanguard Group, Inc. is based on an amendment to Schedule 13G filed with the SEC on February 10, 2015. The Vanguard Group, Inc., an investment adviser, reported that it had sole dispositive power over 4,634,740 of the shares indicated, shared dispositive power over 103,496 shares, and sole power to vote 109,130 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 103,496 of the shares indicated as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,634 of the shares indicated as a result of its serving as investment manager of Australian investment offerings.

5/

All information regarding Dimensional Fund Advisors LP is based on an amendment to Schedule 13G filed with the SEC on February 5, 2015. Dimensional Fund Advisors LP, an investment advisor, reported that it had sole dispositive power over all of the shares indicated and sole power to vote 3,888,774 shares. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In certain cases, its subsidiaries may act as advisor or sub-advisor to certain of these funds. In its role as investment advisor, sub-advisor, and/or manager, it may be deemed to be the beneficial owner of the shares held by these funds, but the shares are owned by the funds and it disclaims beneficial ownership of such shares.

6/

All information regarding State Street Corporation is based on an amendment to Schedule 13G filed with the SEC on February 11, 2015. State Street Corporation, a parent holding company, reported that through its investment advisory subsidiaries, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors, Australia Limited, and State Street Global Advisors, Asia Limited, it had shared dispositive power and shared voting power over all of the shares indicated.

As of April 1, 2015, our directors and executive officers as a group beneficially owned approximately 6,622,766 shares of our common stock. The individual security ownership of our directors and named executive officers can be found in “Security Ownership of Nominees, Continuing Directors, and Named Executive Officers.” Our directors and executive officers have informed us that they intend to vote according to the recommendations of the Board.

As of April 1, 2015, the Cathay Bank Employee Stock Ownership Trust (the “ESOPT”) held approximately 1,083,024 shares of our common stock. Shares of our common stock beneficially owned by the ESOPT have been allocated among the participants of the Cathay Bank Employee Stock Ownership Plan. Each participant has the power to direct the vote of his or her allocated shares. The ESOPT is administered by Dunson K. Cheng, Peter Wu, and Anthony M. Tang. It has the sole power to vote allocated shares of any participant who does not specify any voting instructions. It also has the sole power to vote and dispose of all unallocated shares of our common stock that are beneficially owned by the ESOPT. As of April 1, 2015, there were approximately 3,787 unallocated shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under our certificate of incorporation and bylaws, the Board may consist of between three and 25 directors, and the number within the range may be changed from time to time by the Board. The Board currently consists of 12 directors, each of whom is also a director of Cathay Bank, a California-chartered bank and wholly-owned subsidiary of Bancorp.

The Board has three classes of directors and our bylaws provide that the number of directors in each class should be as nearly equal in number as possible. The term of office of each class of directors is three years. The current term of the Class I directors will expire at the 2015 annual meeting of stockholders and, if elected at the 2015 annual meeting, the new term will expire at the 2018 annual meeting of stockholders. The current term of the Class II directors will expire at the 2016 annual meeting of stockholders. The current term of the Class III directors will expire at the 2017 annual meeting of stockholders.

Stockholders are being asked to elect four Class I directors. The Class I directors will hold office until the 2018 annual meeting of stockholders and their successors have been elected and qualified. The Board, based on the recommendation of the Nomination and Governance Committee and the unanimous vote of all independent directors of the Board, has nominated Michael M.Y. Chang, Jane Jelenko, Anthony M. Tang, and Peter Wu to serve as Class I directors. All of the nominees are currently directors of Bancorp and Cathay Bank, and have served continuously in these capacities since the dates indicated in the table below.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE (MICHAEL M.Y. CHANG, JANE JELENKO, ANTHONY M. TANG, AND PETER WU) AS CLASS I DIRECTORS.

Security Ownership of Nominees, Continuing Directors, and Named Executive Officers

The following table sets forth:

•	The age of each nominee and director and the periods each has served as a director of Bancorp.

•

Information on the beneficial ownership, as that term is defined under SEC rules and regulations, of shares of our common stock as of April 1, 2015, by each nominee and director, by each executive officer named in the “Summary Compensation

Table” under “Remuneration of Executive Officers” (“Named Executive Officers”), and by all nominees, directors, and executive officers as a group.

Each nominee, director, and executive officer has furnished the information on his or her own beneficial ownership set forth in the following table. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the common stock owned by him or her.

Name	Age	Director of Bancorp Since	Amount and Nature of Ownership of Common Stock		Percentage Ownership of Common Stock 1/
Nominees for Election for the Term Ending in 2018 (Class I):
Michael M.Y. Chang	77	1990	418,357	2/	*	/
Jane Jelenko	66	2012	4,055	3/	*	/
Anthony M. Tang	61	1990	1,709,957	4/	2.14%
Peter Wu **/	66	2003	1,047,374	5/	1.31%
Directors Currently Serving for the Term Ending in 2016 (Class II):
Kelly L. Chan	68	1990	409,557	6/	*	/
Dunson K. Cheng ***/	70	1990	1,653,176	7/	2.05%
Thomas C.T. Chiu **/	67	2003	289,816	8/	*	/
Joseph C.H. Poon	68	1990	58,443	9/	*	/
Directors Currently Serving for the Term Ending in 2017 (Class III):
Nelson Chung	62	2005	30,003	10/	*	/
Felix S. Fernandez	64	2013	3,003		*	/
Patrick S.D. Lee	80	1990	237,333	11/	*	/
Ting Y. Liu	78	2003	392,431	12/	*	/
Other Named Executive Officers:
Heng W. Chen	62	—	149,735	13/	*	/
Pin Tai	61	—	47,399	14/	*	/
Irwin Wong	66	—	97,157	15/	*	/
Donald S. Chow	64	—	0		*	/
All nominees, directors, and executive officers as a group (17 persons)			6,622,766	16/	8.17	% 17/

*/	Percentage of shares beneficially owned does not exceed one percent.

**/	Thomas C.T. Chiu is a brother-in-law of Peter Wu.

***/	A Named Executive Officer as well as a director.

1/

For each person in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of 79,901,042 shares of Bancorp common stock outstanding as of April 1, 2015, and the number of shares of Bancorp common stock issuable under options exercisable and shares issuable under restricted stock units that will vest within 60 days of April 1, 2015.

2/

Includes 11,084 shares held jointly by Mr. Chang and his spouse, 208,812 shares held by the Michael and Judy Chang Family Trust, 180,000 shares held by his son as to which Mr. Chang disclaims beneficial ownership, and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

3/	Includes 2,421 shares held by the Jelenko-Norris Intervivos Trust.

4/

Includes approximately 1,148,516 shares held by Mr. Tang’s spouse, approximately 90,406 shares held by the ESOPT which have been allocated to Mr. Tang’s account, 86,690 shares issuable under options exercisable within 60 days of April 1, 2015, and approximately 3,787 unallocated shares held by the ESOPT.

5/

Includes 857,799 shares held by the PACJU, LLC, 26,778 shares held by Wu Family Trust, 144,400 shares issuable under options exercisable within 60 days of April 1, 2015, and approximately 3,787 unallocated shares held by the ESOPT.

6/

Includes 59,657 shares held by the Kelly and Barbara Chan Living Trust, 9,800 shares held by Mr. Chan’s spouse, 13,390 shares held by his son, 28,096 shares held by Chansons Properties, 200,000 shares held as Trustee of the WHFC Grandchildren’s Sprinkling Trust, and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

7/

Includes 445,577 shares held by the Dunson Cheng and Cynthia Cheng Trust, 182,452 shares held by the Dunson Cheng and Cynthia Cheng Nonmarital Shares Trust, approximately 102,849 shares held by the ESOPT which have been allocated to Mr. Cheng’s account, 674,604 shares issuable under options exercisable within 60 days of April 1, 2015, and approximately 3,787 unallocated shares held by the ESOPT.

8/	Includes 207,964 shares held by the Chiu Family Trust, 69,732 shares held by Dr. Chiu’s Pension Plan, and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

9/	Includes 46,440 shares held by the Poon Family Trust and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

10/	Includes 10,000 shares held by Nelson Chung Defined Benefit Plan, 10,000 shares held by Nelson Chung Pension Plan, and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

11/	Includes 228,699 shares held by Mr. Lee as trustee of the Lee Trust and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

12/	Includes 371,664 shares held by the Liu Family Inter Vivo Trust and 7,000 shares issuable under options exercisable within 60 days of April 1, 2015.

13/	Includes 89,000 shares issuable under options exercisable within 60 days of April 1, 2015.

14/

Includes approximately 801 shares held by the ESOPT which have been allocated to Mr. Tai’s account, 38,750 shares issuable under options exercisable, and 5,427 shares issuable under restricted stock units that will vest within 60 days of April 1, 2015.

15/

Includes approximately 4,987 shares held jointly by Mr. Wong and his spouse, approximately 17,036 shares held by the ESOPT which have been allocated to Mr. Wong’s account, and 51,000 shares issuable under options exercisable within 60 days of April 1, 2015.

16/

In addition to the ownership disclosed for the persons identified in the table above, the beneficial ownership of one additional executive officer is included in the total of the table. Executive officers are those individuals designated as such for purposes of Section 16 of the Exchange Act. The total number of shares beneficially owned by all of our directors and executive officers as a group includes 1,203,374 shares issuable under options exercisable and 5,427 shares issuable under restricted stock units that will vest within 60 days of April 1, 2015, approximately 211,092 shares held by the ESOPT that have been allocated to the directors and Named Executive Officers, and approximately 3,787 shares held as unallocated shares by the ESOPT.

17/

The ownership percentage is determined by dividing the number of shares by 81,109,843, which consists of 79,901,042 shares of Bancorp common stock outstanding as of April 1, 2015, and 1,203,374 shares of Bancorp common stock issuable under options exercisable and 5,427 shares issuable under restricted stock units that will vest within 60 days of April 1, 2015.

Nominees, Continuing Directors, and Executive Officers

Set forth below is information concerning each nominee for election as a Class I director, each of the Class II and III directors whose terms have not yet expired, and each other executive officer. Each of the current directors is also a director of Cathay Bank, a wholly-owned subsidiary of Bancorp. The biographical information set forth below includes the person’s principal occupation, business experience over the last five years, positions held, and the experience, qualifications, attributes, or skills that led the Nomination and Governance Committee and the Board to determine that the person should serve as a director. In addition, they each have satisfied other criteria considered by the Nomination and Governance Committee and the Board in evaluating potential nominees and directors, including intelligence, personal character, integrity, and commitment to the community and Bancorp.

Nominees (Class I)

Michael M.Y. Chang is a retired attorney, having practiced law in Los Angeles for 30 years until retiring in 2000. He was the Secretary of Bancorp and Cathay Bank from 2001 to August 2010. Mr. Chang was one of the founders of the Southern California Chinese Lawyers Association. He formerly served as a director of Chinatown Service Center, a community-based Chinese-American health and human services organization in Southern California. He received a Juris Doctor degree and a Bachelor of Science degree in Accounting. Mr. Chang has been a Director of Cathay Bank since 1983 and of Bancorp since it was formed as a holding company in 1990.

Mr. Chang has been a well-respected attorney in Los Angeles for over 30 years, with the emphasis of his practice being in areas of business law, real estate, corporations, and taxation. The Board benefits from his legal experience and analysis of issues. His participation in the Chinese-American community in Southern California provides knowledge of the local economy, as well as business opportunities for Cathay Bank.

Jane Jelenko was a partner at KPMG LLP, a global audit, tax, and advisory services firm, where she became the first woman consulting partner in 1983, and served over 25 years (from 1977 to 2003) in various capacities including the National Industry Director for its Banking and Finance group, a member of the firm’s Board of Directors, and the leader for the firm’s Banking and Investment Services Consulting group. She has also served on the Countrywide Bank board (Audit and Operations Committees), the Los Angeles Area Chamber of Commerce Executive Committee, and the Organization of Women Executives board. She currently serves on the boards of two SunAmerica Mutual Funds families, and on non-profit boards, including the United States Holocaust Memorial Museum, the Center Dance Arts of the Los Angeles Music Center, Dizzy Feet Foundation, Body Traffic, The Gabriella Foundation, and the Constitutional Rights Foundation (emeritus). She received a Master of Business Administration degree in Finance. Also, she has been awarded certification by the UCLA Anderson Graduate School of Management’s

Director Training and Certification Program. Ms. Jelenko has been a Director of Bancorp and Cathay Bank since January 2012.

Ms. Jelenko brings a fresh perspective as a recently elected member of the Board, along with her extensive managerial and finance experience and community service.

Anthony M. Tang has been Vice Chairman of the Board of Bancorp and Cathay Bank since August 21, 2014 and has over 30 years of banking experience. He was an Executive Vice President of Bancorp from 1994 to September 2013, Senior Executive Vice President of Cathay Bank from 1998 to 2013, Chief Lending Officer of Cathay Bank from 1985 to September 2013, and Executive Vice Chairman of the Board of Bancorp and Cathay Bank from October 2013 to August 20, 2014. Mr. Tang was formerly the Chief Financial Officer and Treasurer of Bancorp from 1990 to 2003. He received a Master of Business Administration degree. Mr. Tang has been a Director of Cathay Bank since 1986 and of Bancorp since it was formed as a holding company in 1990.

Through his service to Cathay Bank in various capacities for over 25 years, Mr. Tang brings to the Board an in-depth knowledge and understanding of its history and business, as well as extensive knowledge of its operations from a financial and accounting standpoint.

Peter Wu, Ph.D., has been Vice Chairman of the Board of Bancorp and Cathay Bank since August 21, 2014, and a Director, Chairman of the Board, President, and Chief Executive Officer of Cathay Bank Foundation since 2005. He was Chief Operating Officer of Bancorp and Cathay Bank from 2003 to June 2014, and Executive Vice Chairman of the Board of Bancorp and Cathay Bank from 2003 to August 20, 2014. He was the Chairman of the Board of GBC Venture Capital, Inc. from 1997 to 2014 and President and Chief Executive Officer of GBC Venture Capital, Inc. from 2003 to 2014. Prior to joining Bancorp, Mr. Wu was a co-founder, Chairman of the Board, President, and Chief Executive Officer of General Bank and its publicly-held bank holding company, GBC Bancorp, until they merged with Cathay Bank and Bancorp in 2003. Mr. Wu received a Ph.D. in Mathematics. He has been a Director of Bancorp and Cathay Bank since 2003.

Mr. Wu provides extensive commercial banking and managerial experience to Bancorp and Cathay Bank gained from his executive management positions with GBC Bancorp and General Bank, of which he was a co-founder, and then Bancorp and Cathay Bank. He also provides institutional knowledge of the history and operations of General Bank and GBC Bancorp.

Continuing Directors (Class II)

Kelly L. Chan is an owner of Phoenix Bakery Inc., a family-owned retail bakery that began in Los Angeles Chinatown and that has been serving the Los Angeles area for over 75 years. He retired as Vice President of Phoenix Bakery Inc. in 2012. Mr. Chan is a Certified Public Accountant with over 30 years of experience, and received a Master of Business Administration degree. He served in the U.S. Navy from 1970 to 1973 and in the U.S. Naval Reserve until his retirement in 2000 with the rank of Captain. Mr. Chan has been a Director of Cathay Bank since 1981 and of Bancorp since it was formed as a holding company in 1990.

Mr. Chan offers the Board substantial management experience with privately held businesses, which constitute a significant portion of the customers of Cathay Bank. As a Certified Public Accountant, Mr. Chan adds additional expertise in accounting matters, and serves as chairman of the Audit Committee.

Dunson K. Cheng, Ph.D., has been the Chairman of the Board, President, and Chief Executive Officer of Bancorp and Chairman of the Board and Chief Executive Officer of Cathay Bank since 1994. He was the President of Cathay Bank from 1985 to March 2015. Mr. Cheng has over 30 years of banking experience. He also serves on the boards of DiCon Fiberoptics, Inc. (a supplier of optical components, integrated modules, and test equipment for the fiber optics industry), Tsinghua Education Foundation (N.A.) Inc., and Ascencia (formerly known as PATH Achieve Glendale). He formerly served on the board of directors of the California Bankers Association. Mr. Cheng received a Ph.D. in Physics. He has been a Director of Cathay Bank since 1982 and of Bancorp since it was formed as a holding company in 1990.

Mr. Cheng provides to the Board his extensive banking experience, his broad knowledge of the business and operations of Bancorp and Cathay Bank, and his strong management and leadership skills. His tenure as an officer and a director for over 30 years affords the Board valuable insight regarding all aspects of the business and operations of Bancorp and Cathay Bank.

Thomas C.T. Chiu, M.D., a medical doctor, had served as President and Chief Executive Officer of an independent physicians association, chairman of its governing board, and chair of various committees at a healthcare facility in Monterey Park, California. He had been a director of General Bank and its publicly-held bank holding company, GBC Bancorp, for 10 years until they merged with Cathay Bank and Bancorp in 2003. Dr. Chiu has been a Director of Bancorp and Cathay Bank since 2003.

Dr. Chiu is a well-respected medical doctor in Southern California. He has been extensively involved with a multi-language/multi-cultural healthcare facility in Monterey Park, California, a community that has a large Chinese-American population. He is an active participant in the Chinese-American community, which is served by Cathay Bank. He also provides institutional knowledge of the history and operations of General Bank and GBC Bancorp.

Joseph C.H. Poon is President of Edward Properties, LLC, a real estate development company that specializes in residential, industrial, and commercial projects, and he has over 30 years of experience in real estate development. He received a Master of Business Administration degree and a Master of Science degree in Civil Engineering. Mr. Poon has been a Director of Cathay Bank since 1981 and of Bancorp since it was formed as a holding company in 1990. He served as the Lead Independent Director of Bancorp from July 2010 to May 2011.

Mr. Poon provides the Board with considerable managerial experience, as well as an extensive background in commercial, industrial, and residential real estate construction and development. He also contributes his academic background in business and engineering.

Continuing Directors (Class III)

Nelson Chung is President of Pacific Communities Builder, Inc., which has built more than 4,000 home sites and developed more than 150 communities in Southern California. He received a Master of Urban Design degree and is a licensed architect, general contractor, and real estate broker in California. Mr. Chung has been a Director of Bancorp and Cathay Bank since 2005.

Mr. Chung contributes managerial experience and an extensive knowledge of residential real estate development in Southern California, with which he has been involved for over 30 years. His academic background in urban design and his experience as an architect, general contractor, and real estate broker provide the Board with a unique perspective of the real estate market.

Felix S. Fernandez has served as a leader at Wells Fargo in various capacities for over 15 years. In 2011, he retired as a Corporate Executive Vice President and Regional President of Community Banking for Wells Fargo in the Northern California region, responsible for up to 150 branches, $15 billion in deposits and $1.5 billion in loans, and 2,700 employees. Prior to working at Wells Fargo, Mr. Fernandez served as Executive Vice President of International Business Banking at State National Bank in El Paso, Texas, where he was responsible for the Mexico business market, and also served in various positions at Valley National Bank of Arizona (later a part of Chase Bank). Mr. Fernandez has been active in the community and business organizations throughout his career, including affiliations with the United Way, Boys and Girls Club of America, Boy Scouts of America, Bankers Association for Finance and Trade, and the Greater Sacramento Chamber of Commerce. He currently serves on the board of Sacramento State University Enterprise, Inc., Dignity Health Sacramento Service Region Board, Crocker Art Museum, the California Bankers Association, and Pan American Bank. He received a Master of Business Administration degree, with an emphasis in Finance. Mr. Fernandez has been a Director of Bancorp and Cathay Bank since 2013.

Mr. Fernandez brings with him valuable skills and diverse experience, along with a leadership record in the banking industry, all of which enhance our Board’s capacity to guide our future growth and development.

Patrick S.D. Lee is the founder and former President of T.C. Construction Corporation, a company involved in the construction and development of commercial and residential real estate in the greater Los Angeles area. Mr. Lee is active in the Los Angeles Chinese-American community and currently serves as a director of the Chinatown Service Center and as an advisor on the Chinese Chamber of Commerce. He has been a Director of Cathay Bank Foundation since 2004. He received a Bachelor of Science degree in Civil Engineering, and has been licensed as a structural engineer, civil engineer, and general contractor. Mr. Lee has been a Director of Cathay Bank since 1983 and of Bancorp since it was formed as a holding company in 1990. He has been serving as the Lead Independent Director of Bancorp since May 2011.

Mr. Lee provides the Board with considerable managerial experience, as well as extensive experience in commercial and residential real estate construction and development in the Los Angeles area. His active involvement in civic organizations within the Chinese-American community served by Cathay Bank, as well as his tenure as a director, provides valuable insight regarding its business and operations.

Ting Y. Liu, Ph.D., was a co-founder and a director of General Bank and its publicly-held bank holding company, GBC Bancorp, until they merged with Cathay Bank and Bancorp in 2003. Mr. Liu was an aerospace research scientist for over 12 years, has been a real estate developer of motels and hotels, and co-founded Western Underwriter, an insurance company, in 1985. He also co-founded the Southern California Hotel/Motel Association in the early 1980s and was active in the Holiday Inn Franchisee Association where he served as the regional committee member for many terms. Mr. Liu received a Ph.D. in Aerospace Science. He has been a Director of Bancorp and Cathay Bank since 2003.

Mr. Liu’s extensive experience in commercial real estate development provides a valuable perspective on the real estate market, and his background in the insurance business provides knowledge of the insurance market. His previous service as a director of GBC Bancorp and General Bank provides additional commercial banking and financial institution experience.

Other Executive Officers

Heng W. Chen has been Executive Vice President, Chief Financial Officer, and Treasurer of Bancorp and Executive Vice President of Cathay Bank since 2003, and Chief Financial Officer of Cathay Bank since 2004. He was Vice President and Chief Financial Officer of Cathay Real Estate Investment Trust from 2003 to 2013 and has been a Director, Vice President, and Chief Financial Officer of GBC Venture Capital, Inc. since 2003. Prior to joining

Bancorp, Mr. Chen had over 25 years of experience in the areas of finance, accounting, and banking at City National Bank and its publicly-held bank holding company, City National Corporation, and at Price Waterhouse. Mr. Chen was formerly a Certified Public Accountant and received a Master of Business Administration degree.

Pin Tai has been President and a Director of Cathay Bank since April 1, 2015. Mr. Tai joined Cathay Bank in 1999 as General Manager of New York Regions with a goal to establish our footing in the East Coast region. In 2006, Mr. Tai became Executive Vice President and the General Manager of Eastern Regions, and then became the Deputy Chief Lending Officer in 2010 and the Chief Lending Officer in 2013. He has also been a Director of Cathay Bank Foundation since 2004. Mr. Tai has over 32 years of banking experience. Prior to joining Cathay Bank, Mr. Tai worked at Bank of China in its New York office to help establish its commercial lending operations in the United States.

Irwin Wong has been Senior Executive Vice President of Cathay Bank since 2014 and Chief Operating Officer of Cathay Bank since April 1, 2015. Mr. Wong joined Cathay Bank in 1988 as Vice President of Branch Administration, advanced to Senior Vice President of Branch Administration in 1989, served as Executive Vice President of Branch Administration from 1998 to 2011 and as Executive Vice President and Chief Risk Officer from 2011 to 2013, and became the Chief Retail Administration and Regulatory Affairs Officer in January 2014. He has also been a Director and Vice President of Cathay Bank Foundation since 2002, and Chief Financial Officer/Treasurer of Cathay Bank Foundation from 2004 to 2011. Mr. Wong has over 35 years of banking experience. Mr. Wong is active in community organizations and serves as a director of Junior Achievement of Southern California, the California Council on Economic Education, and the Los Angeles Nashi Hongwanji Buddhist Temple.

Donald S. Chow has been an Executive Vice President and Chief Credit Officer of Cathay Bank since January 2014. Mr. Chow joined Cathay Bank in August 2013 as a Consultant of the Office of the President. Prior to joining Cathay Bank, Mr. Chow was Executive Vice President and Senior Supervisor at East West Bank from 2009 to 2013 and President of Desert Community Bank, a Division of East West Bank, from 2007 to 2009. Mr. Chow has over 25 years of banking experience in the areas of credit and commercial lending.

Kim R. Bingham has been an Executive Vice President of Cathay Bank since 2004 and Chief Risk Officer of Cathay Bank since January 2014. Mr. Bingham joined Cathay Bank in 2004 as Chief Credit Officer and served in that capacity until December 2013. Prior to joining Cathay Bank, Mr. Bingham managed Private Banking for Mellon Bank in the Western United States and prior to this position, Mr. Bingham served in a series of increasingly responsible staff and management positions in lending and credit for City National Bank. Mr. Bingham has more than 30 years of banking experience.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance. Our Board has adopted Corporate Governance Guidelines, which, together with our certificate of incorporation, bylaws, and Board committee charters, form the framework for the governance of Bancorp. The Corporate Governance Guidelines and committee charters are available at www.cathaygeneralbancorp.com.

Meetings

The Board generally holds regular monthly meetings. Special meetings are called when necessary. During 2014, the Board held 12 meetings. In 2014, each director attended more than 75% of the aggregate total number of meetings of the Board held during the period for which he or she has been a director, and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served. It is our policy to invite and strongly encourage all members of the Board to attend Bancorp’s annual meeting of stockholders. All of our directors, except Felix S. Fernandez and Jane Jelenko, attended the 2014 annual meeting.

Board Leadership

Dunson K. Cheng has served as both Chairman of the Board and Chief Executive Officer of Bancorp since 1994. The Chairman of the Board sets the agendas and presides at Board meetings and generally takes the lead role in the boardroom. In the absence of the Chairman of the Board, a Vice Chairman presides at Board meetings. Any director may suggest the inclusion of items on the agenda and raise at any Board meeting subjects that are not specifically on the agenda for that meeting. The Board believes that this structure provides clarity of leadership and that Mr. Cheng is uniquely qualified through his experience and expertise to continue leading Bancorp in this dual capacity.

Currently, Patrick S.D. Lee serves as the Lead Independent Director. The Lead Independent Director is elected by the majority of independent directors on an annual basis at the first executive session after the annual stockholders’ meeting, and is charged with the following responsibilities:

•	Presiding at meetings of the independent directors in executive session;

•	Facilitating communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer; and

•	Consulting with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

The Board accomplishes much of its governance and oversight role through its Audit, Compensation, Nomination and Governance, and Risk Committees that, with the exception of the Risk Committee, are made up entirely of independent directors, and the chairs of these committees take the lead in matters coming within their purview. In addition, the independent directors meet at least quarterly in executive session. Finally, the Chairman of the Board serves at the pleasure of the Board, and the independent members of the Board (constituting a majority of the directors) can call special meetings if the need arises.

The Board therefore believes that adequate controls exist to mitigate any risks associated with one individual serving in this dual capacity and that, given its size and the nature of its business, Bancorp and its stockholders are currently most advantaged by leaving the roles of Chairman of the Board and Chief Executive Officer combined.

Director Independence

Our Corporate Governance Guidelines provide that the Board shall be comprised of a majority of directors who, in the opinion of the Board, qualify as “independent directors” pursuant to the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). An “independent director” for purposes of the Guidelines means a person other than: (i) an executive officer or employee of Bancorp or its subsidiaries, or (ii) any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board considered relationships, transactions, and/or arrangements with each of its directors, including those disclosed below under “Transactions with Related Persons, Promoters and Certain Control Persons,” and determined that the following eight of its current 12 members are “independent” as defined in the Nasdaq Stock Market Rules: Kelly L. Chan, Michael M.Y. Chang, Nelson Chung, Felix S. Fernandez, Jane Jelenko, Patrick S.D. Lee, Ting Y. Liu, and Joseph C.H. Poon.

In addition, the Board has determined that:

•

All directors who serve on the Audit, Compensation, and Nomination and Governance Committees are independent under applicable Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules, and

•

All members of the Audit and Compensation Committees meet the additional independence requirement that they not directly or indirectly receive any compensation from us other than their compensation as directors.

The independent directors meet in executive session without the presence of any non-independent directors or members of Bancorp’s management on a regularly scheduled basis, but not less than four times a year, in February, May, August, and November. In 2014, the independent directors met eight times in executive session.

Risk Management Oversight

The Board is responsible for the oversight of risk management, but it looks to Bancorp’s and its subsidiary Cathay Bank’s management to develop and implement policies, processes, and procedures to appropriately identify, manage, and control risk exposure. The Board’s function is, among other things, to review these policies, processes, and procedures and determine whether they are aligned and integrated with the Board’s corporate strategy and risk tolerance, functioning appropriately, and adequately fostering a culture of risk-adjusted decision making within the organization.

In its oversight role, the Board relies to a large extent on its committee structure. Each of the committees considers the management of risk within the particular area of its responsibility. For example, the Compensation Committee has responsibility for monitoring the performance, and regularly reviewing the design and function, of our incentive compensation plans and arrangements and seeks to ensure that they do not encourage executive officers to take unnecessary and excessive risks that threaten our value and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. Separately, the Audit Committee oversees activities performed by the audit and loan review functions of the Bancorp. The Board has delegated the general responsibility for overall risk management oversight to the Risk Committee. The Risk Committee meets periodically with the Chief Risk Officer. The Chief Internal Auditor of Cathay Bank reports on audit matters directly to Cathay Bank’s Audit Committee, which also evaluates the performance of the Chief Internal Auditor.

Risk management oversight is also provided through an internal committee of Cathay Bank, which is chaired by Cathay Bank’s Executive Vice President and Chief Risk Officer. This group meets monthly and is responsible for evaluating relevant risk information, implementing appropriate strategies to address risks, and reporting the results to executive management, the Risk and Compliance Committee of the Cathay Bank Board of Directors, the Risk Committee, and the Board.

The Board receives regular reports from its committees, including the Risk Committee, regarding their deliberations and actions, as well as a quarterly report from the Chief Risk Officer of Cathay Bank, and regularly discusses and evaluates the risks we are facing and the effectiveness of actions being taken to monitor and control exposure from such risks. In addition, the independent directors meet at least annually in executive session with Cathay Bank’s Chief Risk Officer, Cathay Bank’s Chief Internal Auditor, and representatives of Bancorp’s independent registered public accounting firm.

Board Committee Structure

The directors of Bancorp are also the directors of Cathay Bank and members of certain of its committees. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Investment Committee, the Nomination and Governance Committee, and the Risk Committee. Each of these committees has adopted a written charter which is available on our website at www.cathaygeneralbancorp.com. The following table identifies the current committee membership and the number of meetings held in 2014:

Name	Audit	Compensation	Investment	Nomination and Governance	Risk
Kelly L. Chan	Chair	x		x
Michael M.Y. Chang				x *	x
Dunson K. Cheng			Chair		x
Thomas C.T. Chiu			x
Nelson Chung					Chair
Felix S. Fernandez					x
Jane Jelenko	x				x
Patrick S.D. Lee		x
Ting Y. Liu	x	Chair		x	x
Joseph C.H. Poon		x	x	Chair
Anthony M. Tang
Peter Wu			x		x

Number of Committee Meetings Held in 2014	18	9	8	5	13

*/	Member since May 2014.

Audit Committee

The Audit Committee oversees Bancorp’s financial reporting on behalf of the Board. It appoints and evaluates Bancorp’s independent auditors, and reviews with the independent auditors the proposed scope of, fees for, and results of the annual audit. It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors, and Bancorp management. It considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service, and the effect of non-audit services on the independence of the independent auditors.

As provided by its charter, the Audit Committee shall be comprised of three or more directors, and its members must meet the Nasdaq listing standards, the regulations of the SEC, and the requirements of the Federal Deposit Insurance Corporation.

All members of the Audit Committee are “independent” as defined in the Nasdaq listing standards. The Board conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered an “audit committee financial expert” and determined that Mr. Chan, its Chairman, and Ms. Jelenko each qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.

The Audit Committee does not have a policy for pre-approving services to be provided by Bancorp’s independent auditors. All services to be provided to Bancorp by its independent auditors are subject to review and approval by the Audit Committee in advance of the performance of the services, provided that the Audit Committee will not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Audit Committee may delegate to a designated member or members of the Audit Committee the authority to approve such services so long as any such approval is reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has not delegated such authority.

Compensation Committee

The purpose of the Compensation Committee is to exercise oversight with respect to the compensation philosophy, policies, practices, and implementation for our executive officers and directors, the administration of our equity-based compensation plans, and the administration of our incentive and other plans for our executive officers. In addition to its risk management responsibilities as described above, the Compensation Committee has responsibility for: (a) establishing our compensation policies and practices with regard to our Chief Executive Officer and the other executive officers; (b) reviewing and approving, at least annually, goals and objectives with respect to the performance of our Chief Executive Officer and the other executive officers; (c) evaluating, at least annually, the performance of our Chief Executive Officer and the other executive officers in light of the corporate goals and objectives and the performance evaluations; and (d) administering our equity-based compensation plans, including making awards and determining the terms and conditions of awards.

As provided by its charter, the Compensation Committee is comprised of at least two members of the Board. Each member of the Compensation Committee is required to be and is an “independent director” and otherwise qualifies as a member of the Compensation Committee under the Nasdaq listing standards; qualifies as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated by the SEC under the Exchange Act; and qualifies as an “outside director” under the rules promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code.

Investment Committee

The Investment Committee oversees Bancorp’s investment and funds management policies at the holding company level. This committee exists alongside the Investment Committee at Bancorp’s subsidiary, Cathay Bank.

Nomination and Governance Committee

All members of the Nomination and Governance Committee are “independent” as defined in the Nasdaq listing standards. This committee identifies and evaluates candidates qualified to serve as members of the Board and makes recommendations to the Board regarding such candidates. In addition, the committee has the following responsibilities with respect to corporate governance: (a) developing and recommending to the Board a set of corporate governance guidelines, reviewing and reassessing as appropriate the adequacy of any corporate governance guidelines adopted by the Board and recommending any proposed changes to the Board; (b) considering any other corporate governance issues that arise, developing appropriate recommendations for the Board, and addressing matters of corporate governance not otherwise delegated to other committees of the Board; (c) serving in an advisory capacity to the Board on matters of organizational and governance structure; (d) overseeing the implementation of the Board’s annual reviews of director independence; (e) developing and recommending to the Board a process to evaluate performance of the Board and its committees, and implementing and overseeing any process adopted; (f) reviewing and reassessing, taking into account the assessments of the relevant committees, the adequacy of the various committee charters and recommending any proposed changes to the Board; and (g) assisting the Board in reviewing our senior management development and succession planning. Nominees for this 2015 annual meeting of stockholders were recommended by this committee and unanimously approved by all of Bancorp’s independent directors.

The policy of the Nomination and Governance Committee is to consider candidates properly recommended by our stockholders. In evaluating any such candidates, the Nomination and Governance Committee will consider the criteria described below. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to Lisa L. Kim, Secretary, Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012. In addition, our bylaws permit stockholders to nominate directors for election at stockholder meetings. To nominate a director, stockholders must give timely notice to our Secretary in accordance with our bylaws, which require that the notice be received by our Secretary within the time periods described under “Stockholder Proposals for 2016 Annual Meeting of Stockholders” below. The Board and the Nomination and Governance Committee consider potential nominees based on such criteria as depth and breadth of relevant experience, intelligence, personal character, integrity, commitment to the community and to Bancorp, knowledge of the business of banking, compatibility with the current Board culture, and prominence—all in the context of the perceived needs of the Board at the point in time of the consideration. Nominees must also be acceptable to banking regulators. Bancorp seeks to ensure that at least a majority of the directors are independent under the Nasdaq listing standards and that members of Bancorp’s Audit Committee meet Nasdaq, SEC, and Federal Deposit Insurance Corporation requirements and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. When an independent director retires, resigns or declines to stand for reelection, the Nomination and Governance Committee will seek to identify and recommend to the Board candidates for election by the stockholders or by the Board to fill the vacancy who are independent under all applicable standards.

Cathay Bank was founded in 1962 in Los Angeles, California, and is today America’s oldest bank founded by Chinese-Americans. Since that time, it has expanded into metropolitan areas of the U.S. that have substantial Chinese-American populations, as well as established a branch in Hong Kong and a representative office in Shanghai and in Taipei. To better serve its customers, many of Cathay Bank’s employees speak both English and one or more Chinese dialects or Vietnamese. As Cathay Bank has grown and expanded, the Board and the Nomination and Governance Committee have been considering greater diversity for the Board, in terms of race, gender, national origin, geography, skills, experience, and/or expertise. While there is no specific policy in place with respect to diversity, a conscious effort has been made, and will continue to be made, to add to the Board otherwise qualified individuals who are representative of diverse backgrounds and experiences.

The process for identifying and evaluating candidates is commenced by the Board upon its determination of a need to nominate a director or fill a new position or vacancy on the Board. At the request of the Board, the Nomination and Governance Committee then seeks to identify potential candidates who meet the specific criteria given by the Board at the time of the request based on input from members of the Board and, if the Board deems appropriate, a third-party search firm.

The process begins with the Nomination and Governance Committee conducting inquiries into the backgrounds and qualifications of such candidates. If the Nomination and Governance Committee determines that a candidate is qualified to serve as a director and that he or she should be recommended to the Board, the Board will then review the recommendation and the accompanying information. If the Board is interested in a proposed candidate, it will designate a member to contact the candidate to discuss the proposed nomination, and determine if the candidate is interested in the nomination and if there is any reason why the Board should not proceed with the nomination. Depending on the outcome, the next step is for the candidate to meet with all members of the Board.

Following these meetings, and using the input from such interviews and the information obtained by the Nomination and Governance Committee, the Nomination and Governance Committee will evaluate whether the candidate meets the requisite qualifications and criteria and should be recommended to the Board. Candidates recommended by the Nomination and Governance Committee are then presented to the Board for selection as nominees for election by the stockholders or by the Board to fill a vacancy. The Nomination and Governance Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.

Risk Committee

The purpose of the Risk Committee is to oversee the risk management practices of our operations. This committee exists alongside the Risk and Compliance Committee at Cathay Bank.

The Risk Committee is, among other things, responsible for documenting, reviewing, and approving, on an oversight basis, our enterprise-wide risk management practices, and overseeing the operation of, on an enterprise wide-basis, an appropriate risk management framework commensurate with our capital structure, risk profile, complexity, activities, size, and other appropriate risk-related factors.

As provided by its charter, the Risk Committee shall be composed of at least three Board members and shall be chaired by an independent director. The independent director chair (a) shall not be an officer or employee and shall not have been an officer or employee during the previous three years, (b) shall not be a member of the immediate family, as defined in Regulation Y, of a person who is, or has been within the last three years, an executive officer, as defined in Regulation O, and (c) shall be an independent director under Item 407 of the SEC’s Regulation S-K.

Stock Ownership of Directors

Our Corporate Governance Guidelines provide that directors should hold shares of our common stock with a value equal to two times the amount of the annual cash retainer paid to directors as of March 15, 2012, or the date the director is elected to the Board, whichever is later. They further provide that directors should achieve such holdings within five years of joining the Board or, in the case of directors serving at the time the Guidelines were first adopted, within five years of March 15, 2012.

Compensation of Directors

The directors of Bancorp are also the directors of Cathay Bank’s board of directors (“Bank Board”) and members of certain of its committees. For 2014, with the exception of Anthony M. Tang and Peter Wu as discussed below, each director who was not also a full-time officer of Bancorp or Cathay Bank was paid an annual retainer of $50,000 payable on a monthly basis in cash and a fee of $750 for each committee meeting or executive session of independent directors attended. Board and Bank Board committee meetings that are held on the same day count only as one meeting, except for the Audit Committee and the Bank Board’s Audit Committee. In addition, the following monthly retainers were paid: $1,000 to the Lead Independent Director of Bancorp, $1,000 to the chair of the Audit Committee, $1,250 to the chair of the Bank Board’s Credit Committee, $750 to the chair of the Bank Board’s

Audit Committee for each meeting with the Chief Internal Auditor and the Chief Risk Officer of the Bank for administrative purposes, and $500 to the chairs of all Board or Bank Board committees other than the chairs of the Bank Board’s Audit Committee and Investment Committee, who only received retainers for their service as the respective chairs of the Board’s Audit Committee and Investment Committee. Bancorp and Cathay Bank reimburse directors for out-of-pocket expenses incurred in attending meetings of the boards and committees and in traveling on company business. The Compensation Committee advises the Board on director compensation.

On March 13, 2014, the Board approved as part of the target annual compensation for directors, an equity incentive for non-employee directors and Anthony M. Tang, who is an employee director, consisting of 1,369 shares of common stock with a target value of $35,000.

Our Corporate Governance Guidelines provide that the Board may make exceptions to the policy that a director who is also an officer or employee of Bancorp shall not receive additional compensation for such services as a director.

Cathay Bank has paid Mr. Anthony M. Tang $15,000 per month for his service as Vice Chairman of the Board of Bancorp and of Cathay Bank, in addition to his monthly retainer as chair of the Bank Board’s Credit Committee, his director retainer fee, and his committee meeting attendance fees.

Mr. Peter Wu retired as Chief Operating Officer of Bancorp and of Cathay Bank, effective July 1, 2014. Mr. Wu continues to serve as a director and a Vice Chairman of the Board of Bancorp and of Cathay Bank. Cathay Bank has paid Mr. Wu since his retirement approximately $16,667 per month for his services as Vice Chairman of the Board of Bancorp and of Cathay Bank, in addition to his director retainer fee and his committee meeting attendance fees.

Director Compensation

The following table sets forth for 2014 a summary of the compensation paid to all directors who were not also a Named Executive Officer:

Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards 1/ ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($) 2/		Total ($)
Kelly L. Chan	110,750		34,978	—	—	—	12,000	3/	157,728
Michael M.Y. Chang	106,250		34,978	—	—	—	—		141,228
Thomas C.T. Chiu	97,250		34,978	—	—	—	12,000	3/	144,228
Nelson Chung	74,500		34,978	—	—	—	—		109,478
Felix S. Fernandez	104,750		34,978	—	—	—	12,000	3/	151,728
Jane Jelenko	87,500		34,978	—	—	—	12,000	3/	134,478
Patrick S.D. Lee	119,000		34,978	—	—	—	12,000	3/	165,978
Ting Y. Liu	104,750		34,978	—	—	—	12,000	3/	151,728
Joseph C.H. Poon	85,250		34,978	—	—	—	12,000	3/	132,228
Anthony M. Tang	288,442	4/	34,978	—	—	—	19,763	5/	343,183
Peter Wu	152,042	6/	—	—	—	—	8,346		160,388

1/

No stock options were granted in 2014. The aggregate number of options outstanding as of the close of December 31, 2014, for each named director is as follows: Mr. Chan—10,500, Mr. Chang—10,500, Dr. Chiu—10,500, Mr. Chung—7,000, Mr. Lee—10,500, Mr. Liu—10,500, Mr. Poon—10,500, Mr. Tang—126,510, and Mr. Wu—216,570.

2/

The amount in this column consist of employer contributions under the 401(k) Profit Sharing Plan. Perquisites and other personal benefits, or property, are excluded if the aggregate amount of such compensation was less than $10,000. Group life insurance, health insurance, and long-term disability insurance premiums are also excluded because such premiums are pursuant to a plan that does not favor executive officers or directors and is generally available to all salaried employees.

3/	This amount consists of director off-site meeting allowances of $4,000 to New York and $8,000 to Hong Kong.

4/

This amount consists of $180,692 for Mr. Tang’s services as Vice Chairman of the Board of Bancorp and Cathay Bank, a retainer fee of $50,000 as a director of Bancorp and Cathay Bank, a retainer fee of $15,000 as chair of the Bank Board Credit Committee, and committee meeting attendance fees of $42,750.

5/

This amount consists of $5,123 in employee contributions under the 401(k) Profit Sharing Plan, $2,640 in club memberships, and director off-site meeting allowances of $4,000 to New York and $8,000 to Hong Kong.

6/

This amount consists of $101,538 for Mr. Wu’s services as Vice Chairman of the Board of Bancorp and Cathay Bank, a retainer fee of $25,004 as a director of Bancorp and Cathay Bank, and committee meeting attendance fees of $25,500 from July 1, 2014 to December 31, 2014. This amount does not include $241,611 salary and $202,000 cash bonus that was paid for his services as Executive Vice Chairman and Chief Operating Officer of Bancorp and Cathay Bank from January 1, 2014 to June 30, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide information relevant to an understanding of our executive compensation program, philosophy and objectives, our process for making compensation decisions, and our executive compensation components. We address the factors most relevant to an understanding of our 2014 compensation policies and decisions regarding the compensation for each of the executive officers identified in the Summary Compensation Table under “Remuneration of Executive Officers” below (the “Named Executive Officers”).

This was the first full year in which we were not subject to the standards for executive compensation and corporate governance that resulted from our participation in the Capital Purchase Program portion of the United States Department of the Treasury’s Troubled Assets Relief Program (the “TARP Capital Purchase Program”). Our participation began on December 5, 2008, and ended on September 30, 2013 (the “TARP Period”), so that compensation decisions for the last quarter of 2013 and all of 2014 could be made without the limitations that were part of these standards. This permitted the Compensation Committee to, among other things, reinstitute the payment of cash bonuses based on an evaluation of individual and corporate performance, and to make equity incentive awards based on performance criteria established by the Compensation Committee. These decisions are described in more detail under “Components of Our 2014 Executive Compensation Program” and “Establishing Our Executive Compensation” below.

Objectives of Our Executive Compensation Program

It is our policy to build stockholder value by attracting, motivating, and retaining capable executive management and other key personnel for the purpose of achieving our business goals. We seek to implement this policy, in part, through our executive compensation program.

We believe that an effective executive compensation program is one in which executive officers receive compensation that is competitive with the practices of other financial institutions in our market area, but which at the same time ties compensation to our financial and operating performance and does not encourage the taking of unnecessary and excessive risk or encourage the manipulation of reported earnings. In addition, we believe that individual compensation should be based on the experience, performance, and responsibility level of the executive officers and their contributions towards achievement of our business goals.

Further, we believe that an effective executive compensation program is one that is designed to align the interests of our executive officers with those of our stockholders through both cash and equity-based incentive compensation that rewards performance as measured against the achievement of our annual, long-term, and strategic goals.

Accordingly, our executive compensation program consists of cash and non-cash components, all of which are intended to work together to help fulfill the objectives of our compensation policy, which are to:

•	attract, motivate, and retain capable executive management and other key personnel;

•	optimize the individual performance of our executive officers and our financial and operating performance;

•	align the interests of our executive officers with those of our stockholders and link specific performance to the overall quality and sustainability of our performance and profitability;

•	ensure that we are not unnecessarily exposed to risks or to the manipulation of our reported earnings;

•	more closely reflect programs that can be utilized on an ongoing basis; and

•	provide incentives that appropriately balance risk and reward, are commensurate with prudent risk-taking, and are compatible with effective controls and risk-management.

We seek to combine these components, which are described below, in such a way as to best achieve these objectives.

2014 Financial Performance

The following are highlights of our financial performance for 2014:

•	Net income attributable to common stockholders increased 21.5% to $137.8 million from $113.5 million in 2013.

•	Diluted earnings per share increased 20.3% to $1.72 from $1.43 in 2013.

•	Total loans, excluding loans held-for-sale, increased 10.3% to $8.91 billion at December 31, 2014, compared to $8.08 billion at December 31, 2013.

•	Core deposits increased 14.5% to $5.18 billion at December 31, 2014, from $4.52 billion at December 31, 2013.

•	Non-performing assets decreased by $35.5 million, or 25.9%, to $101.6 million in 2014, from $137.2 million in 2013.

The Impact of the TARP Capital Purchase Program

During the TARP Period, we were subject to certain standards for executive compensation and corporate governance that applied generally to certain officers and highly compensated employees. As a result of these standards and the restrictions they imposed on executive compensation, some of the Compensation Committee’s decisions varied from historical practice and from previous compensation programs. For example, we could not pay or accrue any bonus, retention award, or incentive compensation, including stock options and equity awards, other than long-term restricted stock or restricted stock units that were limited in amount and complied with certain vesting requirements. After the end of the TARP Period, we were no longer subject to these standards and restrictions.

Risk Assessment

Our Compensation Committee meets on at least a semi-annual basis with our senior risk officers to evaluate the risks, both long-term and short-term, that we face. As part of this evaluation, the Compensation Committee identifies risks inherent in our business, including credit risk, interest rate risk, liquidity risk, price risk, transaction risk, compliance risk, strategic risk, and reputation risk. The Compensation Committee then reviews our incentive compensation arrangements to ensure that they do not encourage our executive officers to take any unnecessary or excessive risks that threaten our value, to identify features that could pose risks to us and limit those features to ensure that we are not unnecessarily exposed to risks, and to eliminate any features that would encourage the manipulation of our reported earnings to enhance the compensation of any employee.

The review by the Compensation Committee also includes consideration of the “Guidance on Sound Incentive Compensation Policies” that was jointly issued in June 2010 by federal regulatory agencies, including the Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The Guidance is based on the following three principles that are to be incorporated in incentive compensation practices:

•	incentive compensation arrangements should balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks;

•	a banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements; and

•	banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

To comply with the Guidance, our Board adopted in February 2014 an Incentive Compensation Policy to guide the Compensation Committee, as well as approving the adoption of procedures by management to implement the policy.

Components of Our 2014

Executive Compensation Program

The specific amounts paid or awarded to our Named Executive Officers for 2014 are described below under “Establishing Our Executive Compensation.” In this section, we discuss the components that comprised our executive compensation program for 2014, which were:

•	base salary;

•	cash bonus;

•	equity incentive compensation;

•	retirement benefits provided under a 401(k) plan and an employee stock ownership plan for employees who met their eligibility requirements prior to January 2003;

•	life insurance and the same medical, dental, and disability benefits as provided generally to other employees; and

•	perquisites and other personal benefits.

Each of these components serves as a means to achieve one or more of the objectives of our executive compensation program. The Compensation Committee does not follow rigid formulas for allocating compensation among these various components. Instead, it utilizes its judgment taking into account our safety and soundness, as well as consideration of our business objectives, fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements. After the end of the TARP Period, the Compensation Committee has adjusted these components to more closely reflect compensation programs that can be utilized on an ongoing basis.

Base Salary

We provide our executive officers with a base salary to compensate them for services rendered during the year and to attract, motivate, and retain them. The Compensation Committee does not apply any fixed formula for setting base salaries for our executive officers. Instead, it considers a wide range of factors. In particular, the Compensation Committee will consider our overall financial and operating performance and profitability, and its evaluation of each executive officer’s individual performance and contribution toward this overall performance and profitability. Our overall performance and profitability is determined, without any quantified targets or particular weighting, with reference to financial factors such as net income, earnings per share, return on average assets, return on average stockholders’ equity, efficiency ratio, and percentage increase or decrease in total assets, loans, and deposits.

The evaluation of each executive officer’s individual performance involves consideration of such factors as the significance of the executive officer’s services,

level of responsibility, any changes to those responsibilities, and the achievement of individual performance goals or completion of any strategic initiatives and special projects or assignments that may have been set from year to year, without any particular weight being assigned to these factors. As part of this evaluation, the Compensation Committee may consider the executive officer’s individual skills, experience, length of service, and compensation levels in past years, not only in relation to the individual’s performance in those years compared with the current year, but also in relation to competitive employment opportunities for that individual. Consideration is also given to changes in the cost of living.

The Compensation Committee also takes into consideration the base compensation of executive officers in equivalent positions at banks and bank holding companies considered to be similar to Cathay Bank and Bancorp. We believe it is helpful to consider comparative market information about compensation paid to executive officers of other companies in our business and geographic marketplace that seek similarly skilled and talented executives. We want to be able to retain our executive officers and, accordingly, we take into consideration publicly available information about compensation paid to executive officers at other financial institutions in making our decisions about compensation. However, we do not establish compensation levels based on benchmarking and we do not attempt to maintain a certain target percentile within any peer group to determine compensation. We view information on pay practices at other institutions as relevant to a general understanding of the market and for assessing the competitiveness and reasonableness of our executive compensation program.

Salary levels are typically considered in March as part of our employee performance review process. Salary levels may also be reviewed and adjusted for an executive officer upon a promotion or change in job responsibility or for special retention purposes. The Compensation Committee does not set any target range or apply any formulas or any particular minimum or maximum percentages. Instead, it considers the base salary increases on a case-by-case and year-by-year basis applying the factors set forth above. However, the Compensation Committee takes into consideration the compensation history of the executive officers and will observe past ranges for reference and guidance without being bound or limited by them.

Cash Bonus

During the TARP Period, no cash bonuses could be paid to our Named Executive Officers. The Compensation Committee believes that a cash bonus component of our executive compensation program can serve as an important incentive and reward for the achievement of our business goals and as a means to attract, motivate, and retain our executive officers. Accordingly, the Compensation Committee awarded cash bonuses to our executive officers for the last quarter of 2013 after the end of the TARP Period and for 2014.

The Compensation Committee adopted, effective January 1, 2014, an Executive Officer Annual Cash Bonus Program, pursuant to which our executive officers may be entitled to cash bonus awards that constitute cash awards under the 2005 Incentive Plan. To determine a participant’s bonus award, the Compensation Committee may establish for a “program year” company-wide financial criteria, including the achievement of quantifiable financial metrics, and metric and/or non-metric individual or department-wide performance goals. Following completion of a program year, the Compensation Committee is to determine the extent to which the financial criteria and performance goals for each participant have been achieved or exceeded and the amount of the bonus award to be paid. The Executive Officer Annual Cash Bonus Program sets forth factors the Compensation Committee should take into account in determining financial criteria and performance goals and the circumstances in which the results and bonus awards may be adjusted. Any bonus awards are subject to a three-year clawback provision, whereby under specified circumstances some or all the amounts paid may be recovered or the value recouped.

Equity Incentive Compensation

Our 2005 Incentive Plan permits us to grant stock options (both incentive stock options designed to comply with Internal Revenue Code Section 422 and nonstatutory stock options which will not so comply), stock awards (including shares, stock appreciation rights, stock units and other similar awards), and cash awards. Equity awards under the 2005 Incentive Plan compensate eligible participants for their contributions to our business and encourage them to exert maximum efforts for our success by providing them with an opportunity to benefit from increases in the value of our common stock, thereby aligning the interests of the participants with those of our stockholders. In this manner, the awards serve as an incentive and reward for the achievement of our long-term business goals and a means to attract, motivate, and retain key personnel.

The Compensation Committee has authority to determine the number and type of equity awards for executive officers and all other employees of Bancorp and Cathay Bank. Awards are generally based on a qualitative analysis of the individual’s performance and our overall performance and profitability, taking into account the factors discussed above under “Base Salary” and “Cash Bonus.” Without benchmarking, and for general reference purposes only, the Compensation Committee also will consider the size of awards made in the past to each individual and also generally refer to the size of awards made at other banks and bank holding companies of comparable size and complexity. Consideration is also given to the estimated dilutive effect of such awards on our stockholders.

Awards generally have been made on meeting dates that are specified in advance of the actual meeting. Awards are also made on occasion during the year to newly hired or newly promoted officers or for special retention purposes. Such awards for new hires, promotions, and retention become effective on the date of approval of the award by the Compensation Committee. All awards are made at or above the fair market value of our common stock as quoted on the Nasdaq Global Select Market. Outstanding options may not be repriced to reduce the exercise price without stockholder approval.

During the TARP Period, we were unable to grant options or other forms of incentive compensation to our Named Executive Officers other than certain long-term restricted stock or restricted stock units. After the end of the TARP Period, the Compensation Committee has awarded the executive officers restricted stock units that are not subject to these additional restrictions and performance-based restricted stock units.

Retirement and Other Benefits

Salaried employees of Cathay Bank who have completed three months of service and have attained the age of 21 are eligible to participate in the 401(k) Profit Sharing Plan, which provides them with an opportunity to save for retirement in a tax efficient manner. Participants can contribute up to 75% of their eligible compensation for the year, but not to exceed the limit set by the Internal Revenue Code. Cathay Bank matched 100% of a participant’s contribution up to 2.5% of the participant’s eligible compensation per pay period. Effective with the first pay period beginning on October 1, 2014, Cathay Bank’s matching contribution increased to 100% of the first 4.0% of a participant’s eligible compensation contributed per pay period after one year of service. The vesting schedule for the matching contribution is 25% after two years of service, and from then on at an increment of 25% each year until 100% is vested after five years of service.

Under our Cathay Bank Employee Stock Ownership Plan (the “ESOP”), we can make annual contributions to a trust in the form of either cash or common stock. Each participant’s benefits under the ESOP consist of cash (or cash equivalents) and shares of our common stock allocated to the participant. As of April 1, 2015, the ESOP held approximately 1,083,024 shares of our common stock. We have not made contributions since 2003, and we do not plan to make a contribution in 2015.

We also provide group life, health, dental, disability, and medical reimbursement plans that do not discriminate in scope, terms, or operation in favor of our executive officers and that are available generally to all salaried employees.

Our executive officers are eligible to participate in all of these plans on the same terms as other employees.

Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that the Board and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers. Currently, these perquisites consist of automobile expenses and club memberships. For 2014, the aggregate amount of perquisites and other personal benefits provided to our Named Executive Officers was less than $10,000 each, except for our Chief Executive Officer, Dunson K. Cheng.

Establishing Our Executive Compensation

Role of Compensation Committee

The Compensation Committee, which is comprised of independent directors, exercises oversight with respect to the compensation philosophy, policies, practices, and implementation for our executive officers and directors. For information relating to the composition and responsibilities of the Compensation Committee, see “Compensation Committee” under “Board of Directors and Corporate Governance” above.

The Chief Executive Officer and the Compensation Committee review the performance of each executive officer (other than the Chief Executive Officer). The conclusions reached and recommendations made based on these reviews, which include salary adjustments and equity award amounts, are then taken into account by the Compensation Committee as it makes decisions about compensation of the executive officers. With respect to the Chief Executive Officer, the Compensation Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance against those objectives, and approves the Chief Executive Officer’s compensation based on that evaluation. The Chief Executive Officer does not participate in any deliberations or voting regarding his own compensation.

The Compensation Committee has the authority to retain or obtain the advice of a compensation consultant, legal counsel, or such other advisor to the Committee as it, in its sole discretion, deems necessary or advisable to assist it in carrying out its responsibilities. The Compensation Committee is responsible for the appointment, compensation, and oversight of the work of any such compensation consultant or other advisor. Before selecting an advisor or receiving advice, other than from our in-house counsel, the Compensation Committee makes inquiry and assesses the responses to determine whether there are any potential conflicts of interest.

In making its determinations with respect to compensation, the Compensation Committee also has access to and seeks input from senior management, the Lead Independent Director, and other directors, as well as receiving administrative support and advice from the General Counsel, the Director of Human Resources of Cathay Bank, our senior risk officers, and representatives of other departments of Cathay Bank.

Compensation Consultant

In June 2012, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FWC”) as its compensation consultant. FWC reports directly to the Compensation Committee. Management has not retained its own compensation consultant. The Compensation Committee has conducted an inquiry and assessment with respect to FWC, and determined that it is independent of management, provides no other services to us or to management, has in place policies and procedures designed to prevent conflicts of interest, and has no conflicts of interest in acting as a compensation consultant to the Compensation Committee.

As part of its engagement, FWC informs the Compensation Committee on practices and trends in executive compensation in the banking sector and current guidelines on executive compensation of proxy advisory firms, and provides compensation data with respect to comparable banking institutions. Specifically, FWC has assisted the Compensation Committee in (a) designing a post-TARP Period compensation plan for certain of our executive officers that can meet the requirements of Section 162(m) of the Internal Revenue Code, (b) structuring our post-TARP Period equity compensation program, (c) assessing whether our incentive compensation program will be commensurate with prudent risk taking and links specific performance to the overall quality and sustainability of our performance and profitability, and (d) reviewing the CD&A in our proxy statements.

FWC was consulted by the Compensation Committee as to how annual and long-term incentives might be structured after the TARP Period and as to levels of compensation at companies considered in our peer group. FWC consulted with the Compensation Committee with respect to the design for the performance restricted stock units that were awarded by the Compensation Committee, as well as with respect to the design of the Executive Officer Annual Cash Bonus Program described above. In awarding performance restricted stock units, the Compensation Committee considered the tax and accounting treatment of the units compared to other forms of equity awards, the vesting provisions in the case of events such as death, disability, retirement, and change in control, and the range and scope of clawbacks. The amounts of the restricted stock unit awards and cash bonus awards were ultimately determined by the Compensation Committee.

Peer Group

As part of its engagement, FWC advised the Compensation Committee on selecting a group of peer companies (“Peer Group”) for purposes of assessing the competitiveness of executive compensation and performance for the post-TARP Period. The recommended Peer Group includes publicly-traded commercial banks or holding companies in the western United States (or major metropolitan areas) with which Cathay Bank may compete for business, capital, executive talent, or that are within the range similar in total assets, number of employees, and market capitalization (between approximately one-third and three times Bancorp’s total assets and market capitalization). As of December 31, 2014, total assets for the Peer Group ranged from $7.1 billion to $39.6 billion, and market capitalization ranged from $1.1 billion to $5.9 billion. By comparison, our total assets were $11.5 billion and our market capitalization was $2.0 billion, which placed us near the median of the Peer Group. The Peer Group consists of the following 15 companies:

•	Bank of Hawaii Corporation

•	BBCN Bancorp, Inc.

•	City National Corporation

•	CVB Financial Corp.

•	East West Bancorp, Inc.

•	MB Financial, Inc.

•	National Penn Bancshares, Inc.

•	PacWest Bancorp

•	PrivateBancorp, Inc.

•	Prosperity Bancshares, Inc.

•	Sterling Financial Corporation

•	SVB Financial Group

•	Umpqua Holdings Corporation

•	Valley National Bancorp

•	Western Alliance Bancorporation

Compensation Decisions for Named Executive Officers

During 2014, the Compensation Committee held nine meetings to discuss, review, and/or deliberate about our compensation program and the appropriate levels of compensation for the executive officers. As discussed in this CD&A and elsewhere in this proxy statement, the Compensation Committee, consistent with its charter and the objectives of our compensation program, reviewed and considered relevant information available to it in making its compensation decisions.

While our policies and decisions with respect to our Named Executive Officers are not materially different than for our other executive officers, the Compensation Committee is not precluded from taking into account exceptional circumstances when making its decisions so long as those policies and decisions are believed to be in our best interests and those of our stockholders. In the case of our Chief Executive Officer, the greater relative size and range of his total compensation reflect his length of service, his critical role as the key person responsible for our expansion and growth, and his leadership in guiding us through the recession and financial crisis of recent years back to profitability.

Base Salary. On March 13, 2014, the Compensation Committee adjusted the annual base salaries for each of our Named Executive Officers, effective April 1, 2014. The annual base salaries for the Named Executive Officers before adjustment and after adjustment are as follows:

Name	Annual Base Salary Before Adjustment ($)	Annual Base Salary After Adjustment ($)
Dunson K. Cheng	1,000,000	1,000,000
Heng W. Chen	349,000	384,000
Pin Tai	310,000	341,000
Irwin Wong	275,000	303,000
Donald S. Chow	280,000	285,000

In making these adjustments, the Compensation Committee discussed the performance evaluations provided by Mr. Cheng for the Named Executive Officers other than himself, and the factors considered by the Compensation Committee regarding the 2013 incentive compensation for the executive officers, which included our financial condition and results, retention of executive officers, the amount of salary stock previously awarded and the compensation of executive officers at peer banks and bank holding companies. Also considered were the redemption of the preferred shares under the TARP Capital Purchase Program and the termination of the memorandum of understanding with the Federal Reserve.

In March 2015, the Board of Directors of Cathay Bank appointed Pin Tai as President of Cathay Bank and Irwin Wong as Chief Operating Officer of Cathay Bank, effective April 1, 2015. Mr. Wong will continue to serve as Senior Executive Vice President. Effective with these new roles, Mr. Tai will receive a new annual base salary of $450,000 and Mr. Wong will receive a new annual base salary of $350,000. In addition, Mr. Tai will join the Board of Directors of Cathay Bank, effective April 1, 2015.

Cash Bonuses. On March 30, 2015, the Compensation Committee awarded cash bonuses to the Named Executive Officers for 2014. The amounts awarded to the Named Executive Officers are as follows:

Name	Amount of Cash Bonus ($)
Dunson K. Cheng	1,080,000
Heng W. Chen	291,000
Pin Tai	241,000
Irwin Wong	219,000
Donald S. Chow	206,000

On March 13, 2014, the Compensation Committee set our net income as the criteria for the award of a cash bonus to Mr. Cheng under the Executive Officer Annual Cash Bonus Program for the measurement period of 2014. Mr. Cheng was entitled under the performance targets to receive a cash bonus of up to 62% of his base salary for net income of $93.58 million up to 154% of his base salary for net income of over $167.11 million, with the Compensation Committee having the right to reduce or eliminate the cash bonus in its discretion. In accordance with the net income criteria for the award of a cash bonus to Mr. Cheng established by the Compensation Committee last year, the Compensation Committee awarded Mr. Cheng a cash bonus equal to 108% of this base salary based upon achievement of our 2014 net income of $137.8 million.

On March 13, 2014, the Compensation Committee also set the financial criteria and individual and department performance goals for the Named Executive Officers, other than Mr. Cheng, under the Annual Cash Bonus Plan for Executive Officers for 2014. The financial criteria and performance goals were weighted for each individual, with the financial criteria being from 40% to 70% of the total.

In making the awards for the Named Executive Officers, other than Mr. Cheng, the Compensation Committee discussed, among other things, our financial condition and actual financial results, safety and soundness and risk management considerations, paying for performance, and the compensation of executive officers at peer banks and bank holding companies. During its discussions, the Compensation Committee considered, among other things, our growth in earnings, loans and deposits, improvement to our efficiency ratio, and that our earnings were near record levels. Consideration of the amount of each award included an evaluation of each Named Executive Officer’s individual contributions towards these results.

Performance-Based Restricted Stock Units. On December 18, 2014, the Compensation Committee awarded performance-based restricted stock units under the 2005 Incentive Plan to the Named Executive Officers. If target performance is achieved, each restricted stock unit generally represents the right to receive one share of our common stock at the end of the performance period, subject to adjustment. Performance above the target generally results in payment of additional shares and performance below the target generally results in payment of fewer or no shares. The performance period for the restricted stock unit awards is three years. The performance criteria for the awards are diluted earnings per share (“EPS”) and total stockholder return (“TSR”) consisting of stock price growth plus dividends, relative to the companies in the KBW Regional Bank Index over the performance period. The Compensation Committee chose these two metrics because it concluded that successful performance against these metrics would align well with increases in long-term stockholder value.

FWC had been consulted earlier by the Compensation Committee with respect to the structure of the program for performance-based restricted stock units, which included consideration of types and amounts of long-term incentives at companies in our peer group. The Compensation Committee also considered the methodologies for calculating the amounts of the awards. Executives would be granted a target number of restricted stock units for each award type that would be based on an approved dollar value, which would then be converted to an amount of restricted stock units, based on accounting values, which in the case of the TSR-based restricted stock units, used the Monte-Carlo valuation model. The Compensation Committee also considered the tax and accounting treatment of performance share units compared to other forms of equity awards, the vesting provisions in the event of death, disability or retirement or a change in control, and the range and scope of clawbacks. The amounts of the performance-based restricted stock unit awards were ultimately determined by the Compensation Committee.

The restricted stock units awarded on December 18, 2014 to the Named Executive Officers for target performance are as follows:

Name	Number of Restricted Stock Units Based on EPS (#)	Number of Restricted Stock Units Based on TSR (#)
Dunson K. Cheng	23,464	24,610
Heng W. Chen	8,173	8,572
Pin Tai	7,274	7,629
Irwin Wong	6,257	6,562
Donald S. Chow	5,885	6,173

The number of target restricted stock units will be increased to the extent that dividends are paid on our common stock, as if reinvested on the ex-dividend date in additional shares.

For the awards based on EPS, the Compensation Committee used a projected cumulative EPS for the three-year performance period to establish a target EPS. The target EPS was based on our strategic plan and, in the opinion of the Compensation Committee, reflects reasonable earnings growth over the performance period and will not involve excessive risk to achieve. If the actual cumulative EPS for the three-year period equals the target, 100% of the restricted stock units earned will be scaled up to 150% of the units if the actual cumulative EPS is up to 15% or more than the target. If the actual cumulative EPS is less than 100%, but not more than 15% below the target, the number of units earned will be scaled down to 50%. If the actual cumulative EPS is more than 15% below the target, none of the restricted stock units will be earned.

For the awards based on TSR, the number of earned restricted stock units will be determined by comparing our TSR from the award date to the end of the three-year performance period, with the TSR of each of the companies in the KBW Regional Bank Index over the performance period. If our TSR over the performance period is below the 30th percentile when ranked against each of the peer companies, no restricted stock units will be earned. If the ranking is equal to the 30th percentile, 50% of the target restricted stock units will be earned. To the extent that our TSR is ranked above the 30th percentile, the number of earned target restricted stock units will be scaled up to 150% of the target restricted stock units for performance at or above the 70th percentile, so that 100% of the target restricted stock units will be earned for performance at the 50th percentile.

If a “change in control” occurs before the end of the performance period, a number of the target restricted stock units based on EPS or TSR may be earned depending on the timing of change in control and whether they are assumed by a public company.

All the restricted stock units earned will be fully vested, and distribution of shares will commence generally within 90 days following the end of the performance period, provided the Named Executive Officer remains continuously employed through the performance period. Special provision will apply if a Named Executive Officer dies, incurs a “total and permanent disability” or terminates employment on account of “retirement.”

Provision is made for cancellation of restricted stock unit awards or repayment under certain circumstances. In the event a restatement of our financial results as described in the award agreements occurs, up to 50% of the aggregate awards for that individual can be forfeited or cancelled, whether or not such units are vested. If a distribution of shares has already occurred, provision is made for the surrender of up to 50% of the total shares received or, if shares have been sold, repayment of the proceeds, but in no event more than 50% of the aggregate fair market value of all shares received by the employee pursuant to the award agreements.

In considering the award of performance-based restricted stock units, the Compensation Committee reviewed a spreadsheet that encompassed, among other things, factors such as the goal of retaining superior executives, pay-for-performance (as a group and individual ratings), competitive pay with peer banks and bank holdings companies, compensation risks and past practices, and discussed these factors as they applied to each Named Executive Officer.

Additional Information Relating to Executive Compensation

Ownership Guidelines

We do not require that each Named Executive Officer maintain a minimum ownership interest in our stock.

Compensation Recovery Policy

A compensation recovery policy (or “clawback”) generally provides that bonuses or other incentive compensation awards are subject to forfeiture and recovery if such payments or awards were made based on materially inaccurate financial statements.

The performance-based restricted stock units that were awarded to executive officers in 2014 are subject to a clawback provision, and our Executive Officer Annual Cash Bonus Program provides for a clawback as well. The 2005 Incentive Plan, As Amended, that we are submitting to our stockholders for approval at this meeting also has a clawback provision. We believe the principles of a clawback in the event of materially inaccurate financial statements are consistent with our compensation philosophy, which ties compensation to our financial and operating performance and the overall increase in stockholder value, and which does not encourage the taking of unnecessary and excessive risks that could threaten our value or encourage the manipulation of reported earnings to enhance the compensation of any employee.

Change of Control Agreements

The Board desires to promote stability and continuity of senior management and to help align their interests with those of our stockholders in the event of a change in control or potential change in control of Bancorp. Accordingly, we entered into Change of Control Employment Agreements (the “Control Agreements”) with our executive officers and with each Executive Vice President of Cathay Bank. We believe that these agreements help to ensure that our key officers will remain fully engaged during a change in control or potential change in control. The Control Agreements provide for enhanced severance benefits in the event of a voluntary termination of employment for “good reason” or involuntary termination other than for “cause” following a “change in control.” Based on a review of information generally available to the public and the advice of outside legal counsel, the Board determined that these arrangements were competitive and reasonable. The Control Agreements do not influence our decisions surrounding the Named Executive Officer’s cash and equity compensation. For a more detailed discussion of the severance benefits, the events that would trigger payment of severance benefits, and the Control Agreements in general, see “Potential Payments Upon Termination or Change in Control” below.

Say on Pay/Response to 2014 Vote

Our Board has been annually submitting to our stockholders a proposal to approve, on an advisory (non-binding) basis, our executive compensation. At the 2014 annual meeting of stockholders, 98.5% of the votes cast were in favor of approving this proposal. The Compensation Committee was aware of and considered the results of the advisory vote on executive compensation, and has construed this favorable vote of stockholders as supporting its executive compensation decisions and policies. At the same meeting, our stockholders decided, which our Board had recommended, that an advisory vote on executive compensation be held every year.

Pledging and Hedging Policy

Our Board has adopted a policy that prohibits, unless advance approval has been obtained from the Board, all directors and executive officers (including the Named Executive Officers) from holding our securities in a margin account or otherwise pledging or hypothecating our securities as collateral for a loan, entering into hedging or monetization transactions or similar arrangements with respect to our securities, or engaging in certain other speculative trading in our securities. No such requests have been made and consequently no such approvals have been granted.

Deductibility of Executive Compensation

As part of its responsibilities, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain employees. This limitation does not apply, however, to “performance-based compensation” that is payable due to the attainment of one or more pre-established performance goals, the material terms of which have been approved by the stockholders in advance of payment, and meets certain other technical requirements under the Internal Revenue Code.

Nonqualified Deferred Compensation

We do not have a deferred compensation program, and we have no current plans to implement such a program. However, we do have two deferred compensation arrangements with Dunson K. Cheng, our President and Chief Executive Officer. For details regarding these deferral arrangements, see “Nonqualified Deferred Compensation” below.

Accounting for Stock-Based Compensation

On January 1, 2006, we adopted FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718) on a modified prospective basis. FASB ASC Topic 718 requires an entity to recognize compensation expense based on an estimate of the number of awards expected to actually vest, exclusive of awards expected to be forfeited.

Under the 2005 Incentive Plan, we are permitted to issue both incentive stock options and nonstatutory stock options. However, in earlier years the Compensation Committee elected to award only nonstatutory stock options because it believed that the tax benefits to the company outweighed the potential tax benefits of incentive stock options to our employees. Generally, nonstatutory stock options entitled us to a deduction at the time the options are exercised and in the same amount as the optionee’s taxable income, calculated as the excess of the fair market value of the shares over the exercise price. In the case of incentive stock options, we would be entitled to a deduction equaling the amount of the optionee’s taxable income as calculated above, but only if shares were sold within one year of exercise or two years of grant.

With the adoption of FASB ASC Topic 718, the accounting treatment for all forms of stock options changed, thereby prompting us to review the relative merits of nonstatutory stock options and, more recently, restricted stock and restricted stock units. During the TARP Period, we could not grant any stock options or make any equity awards, other than long-term restricted stock or restricted stock units that were limited in amount and met certain vesting requirements. After the end of the TARP Period, we were no longer subject to these standards and restrictions.

A desirable feature of restricted stock and restricted stock units is that they permit us to issue fewer shares, thereby reducing potential stockholder dilution. We believe that restricted stock and restricted stock units provide an equally motivating form of incentive compensation as stock options, and we will weigh the costs of restricted stock, restricted stock units, and nonstatutory stock option grants with their potential benefits as compensation tools. Stock options only have value to the extent that our share price on the date of exercise exceeds the exercise price on the grant date and are an effective motivational tool when the stock price rises over the term of the award. Restricted stock and restricted stock units serve to reward and retain executive officers through shares valued at the current price on the date the restriction lapses, which awards may be subject to both service- and performance-based conditions.

We believe that being able to award restricted stock, restricted stock units, and nonstatutory stock options, separately or in combination, should serve our objectives of incentivizing our executive officers to focus on delivering long-term value to our stockholders.

Compensation Committee Interlocks and Insider Participation

No person who was a member of the Compensation Committee during 2014 had any relationships requiring disclosure.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis (“CD&A”) and, based on such review and discussion, has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee

Ting Y. Liu (Chairman)

Kelly L. Chan

Patrick S.D. Lee

Joseph C.H. Poon

Remuneration of Executive Officers

The following tables set forth information regarding the compensation for services in all capacities paid or accrued for the periods indicated to our principal executive officer, principal financial officer, and three most highly compensated executive officers other than our principal executive officer and principal financial officer (the “Named Executive Officers”).

Summary Compensation Table

The table below sets forth information for the Named Executive Officers regarding compensation for the last three completed fiscal years:

Summary Compensation Table
Name and Principal Position	Year	Salary 1/ ($)	Bonus ($)	Stock awards 2/ ($)	Option awards 3/ ($)	Non-equity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($)		All other compensation 4/ ($)		Total ($)
Dunson K. Cheng	2014	1,003,846	—	1,199,966	—	1,080,000	19,079	5/	17,561	6/	3,320,452
Chairman of the	2013	1,848,846	300,000	1,999,975	—	—	15,980		17,235		4,182,036
Board, President, and Chief Executive Officer of Bancorp and Chairman of the Board and Chief Executive Officer of Cathay Bank	2012	1,565,000	—	782,485	—	—	14,909		6,250		2,368,644

Heng W. Chen	2014	376,861	291,000	417,969	—	—	—		10,047		1,095,877
Executive Vice	2013	520,828	66,000	771,960	—	—	—		6,375		1,365,163
President and Chief Financial Officer of Bancorp and Cathay Bank	2012	467,800	—	233,899	—	—	—		6,250		707,949
Pin Tai	2014	334,681	241,000	371,991	—	—	—		6,375		954,047
President and Director of Cathay Bank	2013	456,039	56,000	681,059	—	—	—		28,835		1,221,933
Irwin Wong	2014	297,273	219,000	319,973	—	—	—		8,304		844,550
Senior Executive	2013	395,886	54,000	520,951	—	—	—		6,375		977,212
Vice President and Chief Operating Officer of Cathay Bank	2012	357,850	—	178,916	—	—	—		6,250		543,016
Donald S. Chow	2014	286,096	206,000	300,977	—	—	—		—		793,073
Executive Vice President and Chief Credit Officer of Cathay Bank

1/	Includes stock received by the Named Executive Officers in lieu of salary in 2012 and 2013 and amounts deferred by Named Executive Officers under the 401(k) Profit Sharing Plan.

2/

The amounts shown, if any, are not cash compensation received by the Named Executive Officer and may not correspond to the actual value that could be realized by the Named Executive Officer. Instead, the amount represents the fair value of restricted stock units computed for the corresponding fiscal year, in accordance with FASB ASC Topic 718, valued based on the closing price of the Bancorp’s common stock on the date of the grant. Each restricted stock unit represents the contingent right to receive one share of common stock upon vesting. The number of restricted stock units that are earned can be from 0% to 150% of the target award, depending upon the achievement of certain performance criteria.

3/	No stock options were granted to the Named Executive Officers for the last three completed fiscal years.

4/

The amounts in this column consist of employer contributions under the 401(k) Profit Sharing Plan. Perquisites and other personal benefits, or property, are excluded if the aggregate amount was less than $10,000. Group life insurance, health insurance, and long-term disability insurance premiums are also excluded because such premiums are pursuant to a plan that does not favor executive officers or directors and is generally available to all salaried employees.

5/

This amount consists of interest paid on deferred compensation that is considered above-market under the regulations of the SEC. For a discussion of the deferral arrangements, see “Nonqualified Deferred Compensation” below.

6/	This amount consists of $6,500 in employer contributions under the 401(k) Profit Sharing Plan, $3,231 for automobile expense, and $7,830 in club memberships.

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards to our Named Executive Officers in 2014.

Grants of Plan-Based Awards
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards 1/			Estimated future payouts under equity incentive plan awards 2/			All other stock awards: Number of shares of stock or units (#) 3/	Grant date fair value of stock awards ($) 4/
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dunson K. Cheng	03/13/2014	620,000	1,080,000	1,540,000	—	—	—	—	—
	12/18/2014	—	—	—	12,305	24,610	36,915	—	599,992
	12/18/2014	—	—	—	11,732	23,464	35,196	—	599,974
Heng W. Chen	3/13/2014	—	—	—	—	—	—	861	21,999
	12/18/2014	—	—	—	4,286	8,572	12,858	—	208,985
	12/18/2014	—	—	—	4,086	8,173	12,259	—	208,984
Pin Tai	3/13/2014	—	—	—	—	—	—	1,095	27,977
	12/18/2014	—	—	—	3,814	7,629	11,443	—	185,995
	12/18/2014	—	—	—	3,637	7,274	10,911	—	185,996
Irwin Wong	3/13/2014	—	—	—	—	—	—	821	20,977
	12/18/2014	—	—	—	3,281	6,562	9,843	—	159,982
	12/18/2014	—	—	—	3,128	6,257	9,385	—	159,991
Donald S. Chow	12/18/2014	—	—	—	3,086	6,173	9,259	—	150,498
	12/18/2014	—	—	—	2,942	5,885	8,827	—	150,479

1/

Consists of the potential payment for Mr. Cheng under the Executive Officer Annual Cash Bonus Program. For further discussion, see “Compensation Decisions for Named Executive Officers—Cash Bonuses” above. The actual payment received is based upon the performance attained and is included in the “Non-equity incentive plan compensation” column for Mr. Cheng in the “Summary Compensation Table” above.

2/

Consists of performance-based restricted stock units. For further discussion, see “Compensation Decisions for Named Executive Officers—Performance-Based Restricted Stock Units” above. Each stock unit represents the contingent right to receive one share of common stock upon vesting. The number of restricted stock units that are earned depends upon the achievement of certain performance criteria on the vesting date, subject to continued employment, with an exception for earlier death, disability or retirement or a change in control.

3/

Consists of long-term restricted stock units. Each unit represents a contingent right to receive one share of common stock. These restricted stock units are scheduled to vest on the second anniversary of the grant date, or earlier in the event of death or disability.

4/

Grant date fair value is based on the closing price of Bancorp’s common stock on the date of the grant. The estimated value of the performance-based restricted stock units at the grant date is based on the projected performance at the grant date for Bancorp showing a payout of 100% of the target number of performance-based restricted stock units.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding outstanding equity awards as of December 31, 2014, made to our Named Executive Officers. Except as stated in the footnotes below, all options vest in 20% increments over a five-year period. All options terminate 10 years from the date of the grant, subject to early termination in the event of termination of employment, disability, or death. Stock awards consist of restricted stock units, each of which represents a contingent right to receive one share of our common stock.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value or unearned shares, units or other rights that have not vested ($) */
Dunson K. Cheng	154,940		—	—	37.00	2/17/2015	—	—	—		—
	245,060	1/	—	—	32.47	3/22/2015	—	—	—		—
	264,694	2/	—	—	33.54	5/12/2015	—	—	—		—
	154,940		—	—	36.24	1/25/2016	—	—	—		—
	154,970		—	—	23.37	2/21/2018	—	—	—		—
	100,000	3/	—	—	23.37	2/21/2018	—	—	—		—
	—		—	—	—	—	—	—	39,292	4/	1,005,482	4/
	—		—	—	—	—	—	—	38,095	4/	974,851	4/
	—		—	—	—	—	—	—	24,610	5/	629,770	5/
	—		—	—	—	—	—	—	23,464	5/	600,444	5/
Heng W. Chen	40,100		—	—	37.00	2/17/2015	—	—	—		—
	45,000		—	—	36.24	1/25/2016	—	—	—		—
	44,000		—	—	23.37	2/21/2018	—	—	—		—
	—		—	—	—	—	—	—	14,734	4/	377,043	4/
	—		—	—	—	—	—	—	14,285	4/	365,553	4/
	—		—	—	—	—	—	—	861	6/	22,033	6/
	—		—	—	—	—	—	—	8,572	5/	219,357	5/
	—		—	—	—	—	—	—	8,173	5/	209,147	5/
Pin Tai	14,710		—	—	37.00	2/17/2015	—	—	—		—
	13,750		—	—	36.90	1/19/2016	—	—	—		—
	25,000		—	—	23.37	2/21/2018	—	—	—		—
	—		—	—	—	—	—	—	3,981	7/	101,874	7/
	—		—	—	—	—	—	—	3,973	8/	101,669	8/
	—		—	—	—	—	—	—	1,454	9/	37,208	9/
	—		—	—	—	—	—	—	10,805	4/	276,500	4/
	—		—	—	—	—	—	—	10,476	4/	268,081	4/
	—		—	—	—	—	—	—	1,095	6/	28,021	6/
	—		—	—	—	—	—	—	7,629	5/	195,226	5/
	—		—	—	—	—	—	—	7,274	5/	186,142	5/
Irwin Wong	32,580		—	—	37.00	2/17/2015	—	—	—		—
	31,000		—	—	36.24	1/25/2016	—	—	—		—
	20,000		—	—	23.37	2/21/2018	—	—	—		—
	—		—	—	—	—	—	—	9,823	4/	251,371	4/
	—		—	—	—	—	—	—	9,523	4/	243,694	4/
	—		—	—	—	—	—	—	821	6/	21,009	6/
	—		—	—	—	—	—	—	6,562	5/	167,922	5/
	—		—	—	—	—	—	—	6,257	5/	160,117	5/
Donald S. Chow	—		—	—	—	—	—	—	9,823	4/	251,371	4/
	—		—	—	—	—	—	—	9,523	4/	243,694	4/
	—		—	—	—	—	—	—	6,173	5/	157,967	5/
	—		—	—	—	—	—	—	5,885	5/	150,597	5/

*/	The value equals the closing price of Bancorp common stock on the last business day of Bancorp’s most recently completed fiscal year, multiplied by the number of shares underlying the award.

1/

These options vested at a rate of 30% on the date of grant, March 22, 2005; 10% vested on November 20, 2005; and the remainder vested at a rate of 20% in three equal annual increments beginning November 20, 2006.

2/	These options vested at a rate of approximately 40% on November 20, 2005, and the remainder vested at a rate of approximately 20% in three equal annual increments beginning November 20, 2006.

3/	These options vested at a rate of 50% in two annual increments beginning February 21, 2009.

4/

Each restricted stock unit represents the contingent right to receive one share of common stock upon vesting. The number of restricted stock units that are earned can be from 0% of the target award up to 150% of the target award, depending upon the achievement of certain performance criteria. These restricted stock units are scheduled to vest in a single installment on December 31, 2016, subject to continued employment, but may vest to some extent earlier in the event of death, disability, retirement after December 31, 2015, or a change in control, with the number of units earned being based on the achievement of certain performance criteria.

5/

Each restricted stock unit represents the contingent right to receive one share of common stock upon vesting. The number of restricted stock units that are earned can be from 0% of the target award up to 150% of the target award, depending upon the achievement of certain performance criteria. These restricted stock units are scheduled to vest in a single installment on December 31, 2017, subject to continued employment, but may vest to some extent earlier in the event of death, disability, retirement after December 31, 2016, or a change in control, with the number of units earned being based on the achievement of certain performance criteria.

6/	These restricted stock units are scheduled to vest in a single installment on March 13, 2016, or earlier in the event of death or disability.

7/	These restricted stock units are scheduled to vest in a single installment on March 14, 2015, or earlier in the event of death or disability.

8/	These restricted stock units are scheduled to vest in a single installment on April 15, 2015, or earlier in the event of death or disability.

9/	These restricted stock units are scheduled to vest in a single installment on May 17, 2015, or earlier in the event of death or disability.

Option Exercises and Stock Vested

The table below sets forth information regarding stock options exercised and vesting of stock awards for the Named Executive Officers during 2014.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) 1/	Number of shares acquired on vesting (#)	Value realized on vesting ($) 2/
Dunson K. Cheng	—	—	42,343	$1,050,010
Heng W. Chen	—	—	12,807	$315,245
Pin Tai	—	—	3,084	$72,258
Irwin Wong	—	—	9,811	$241,274
Donald S. Chow	—	—	—	—

1/

The value realized equals the difference between the option exercise price and the closing price of Bancorp common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

2/	The value realized equals the closing price of Bancorp common stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits

Our Named Executive Officers did not receive any benefits during 2014 under any defined contribution plan other than the 401(k) Profit Sharing Plan. We do not have any defined benefit plans.

Nonqualified Deferred Compensation

We have two deferred compensation arrangements with Dunson K. Cheng, our President and Chief Executive Officer.

In an agreement, effective November 23, 2004, Mr. Cheng agreed to defer any cash bonus amounts in excess of $225,000 for the year ended December 31, 2004, until January 1 of the first year following such time as Mr. Cheng separates from us (the “Cheng Deferred Compensation Agreement”). This Cheng Deferred Compensation Agreement was amended and restated on November 8, 2007, to comply with Section 409A of the Internal Revenue Code (the “Code”) and provides that, if Mr. Cheng is subject to Section 409A of the Code, payment of the deferred amount will be delayed to the later of:

(i) January 1 of the first year following his separation from service; or (ii) the first day of the seventh month following his separation from service. Pursuant to this agreement, an amount equal to $610,000 was deferred in 2004. The deferred amount accrues interest at the rate of 7% per annum computed based on the actual number of days during each period divided by the actual number of days for the full year. The deferred amount will be increased each quarter by the amount of interest computed for the preceding quarter. On November 23, 2014, the interest rate was reset to 5.06% based on 275 basis points above the interest rate on a 10-year Treasury note on that date.

On March 13, 2014, the Compensation Committee awarded Dunson K. Cheng a cash bonus in the amount of $300,000 for the quarter ended December 31, 2013, and provided as part of the award that payment of the bonus would be deferred until the later of: (i) January 1 of the first year following Mr. Cheng’s separation from service; or (ii) the first day of the seventh month following Mr. Cheng’s separation from service. The Committee’s award further provided that the deferred amount accrues interest at the rate of 5.02% per annum compounded quarterly, will be increased each quarter by the amount of interest computed for that quarter, and, beginning on the fifth anniversary of the award, the interest rate will equal 350 basis points above the then prevailing interest rate on a five-year Treasury note.

The table below sets forth information regarding non-qualified deferred compensation arrangements for our Named Executive Officers during 2014.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Dunson K. Cheng	—	—	92,737	1/	—	1,535,560	2/
Heng W. Chen	—	—	—		—	—
Pin Tai	—	—	—		—	—
Irwin Wong	—	—	—		—	—
Donald S. Chow	—	—	—		—	—

1/	Includes $19,079 reported in the “Summary Compensation Table” above as interest that is considered above-market under the regulations of the SEC.

2/	Includes $721,132 reported in the “Summary Compensation Table” for previous years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Bancorp has not entered into any written employment agreements with any of the Named Executive Officers, with the exception of the Control Agreements with each of the Named Executive Officers which in effect become employment agreements upon the occurrence of a change in control as defined therein.

The tables below under “Cash Compensation and Benefits in the Event of a Change in Control” reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of the Named Executive Officer’s employment after a change in control. The amount of compensation payable to each Named Executive Officer upon voluntary and involuntary termination and in the event of death or disability of the Named Executive Officer is shown. The amounts shown assume that such termination was effective as of December 31, 2014, and thus include amounts earned through such time, and are estimates of the amounts which would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out, if any, can only be determined at the time of the Named Executive Officer’s separation from Bancorp and Cathay Bank.

In addition, a separate table below under “Equity Compensation in the Event of a Change in Control” reflects the value of any equity awards granted to each Named Executive Officer under the 2005 Incentive Plan that may be accelerated upon a change in control of Bancorp even if there was no termination of the Named Executive Officer’s employment. The administrator of the 2005 Incentive Plan has the discretion to have Bancorp assume, substitute, or adjust each outstanding award under such plan, accelerate the vesting of any options, or terminate any restrictions on stock awards or cash awards upon a change in control.

Payments Made Upon Termination Other Than After a Change in Control

A Named Executive Officer who ceases to be an employee of Bancorp other than after a change in control, whether voluntary or involuntary and with or without cause, including in the event of retirement, disability, or death, will be entitled to receive the following, which are generally available to all salaried employees:

•	base salary through the date of termination;

•	accrued vacation pay as of the date of termination;

•	vested benefits as of the date of termination;

•	if termination resulted from disability: long-term disability benefits of two-thirds annual base salary up to $15,000 per month and vesting of long-term restricted stock units; and

•	if termination resulted from death: three times annual base salary, up to $600,000, subject to reduction beginning at age 65, and vesting of long-term restricted stock units.

In addition, the performance-based restricted stock units awarded to Named Executive Officers provide that in the event of their death, disability or retirement prior to the maturity date of the restricted stock units, they shall continue to be entitled to receive the restricted stock units to the extent earned, but the amount otherwise payable shall be prorated to reflect the period from the date of the award through the maturity date during which they were employed.

Mr. Cheng would also be entitled to receive payment of the cash bonuses, and interest thereon, deferred under the deferred compensation arrangements described under “Executive Compensation—Nonqualified Deferred Compensation” above.

Change of Control Employment Agreements

Bancorp entered into the Control Agreements with each of the Named Executive Officers which in effect become employment agreements upon the occurrence of a change in control as defined therein. The Control Agreements for each of the Named Executive Officers have been filed as exhibits to Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter period ended September 30, 2014.

The following is only a summary of the significant terms of the Control Agreements. This summary is qualified in its entirety by reference to the Control Agreements. For a discussion of the purposes of the Control Agreements and their relationship to our compensation policy, see “Change of Control Agreements” under “Executive Compensation—Compensation Discussion and Analysis” above.

Pursuant to the Control Agreements, Bancorp or Cathay Bank (as applicable) has agreed to continue the employment of each Named Executive Officer for a period of three years from the occurrence of a change in control (the “effective date”). During this employment period, each Named Executive Officer will be entitled to the following compensation and benefits:

•	An annual base salary at least equal to 12 times the highest monthly base salary paid or payable (including deferred salary) during the 12-months preceding the effective date;

•

An annual cash bonus at least equal to the highest annual bonus earned for the last three full fiscal years prior to the effective date (with partial years being annualized for the purpose of determining the amount of the bonus);

•

Participation in all incentive, saving, and retirement plans and programs applicable generally to other peer executives on terms no less favorable than those in effect during the 120-day period immediately prior to the effective date;

•	Participation in welfare benefit plans and programs on terms no less favorable than those in effect during the 120-day period immediately prior to the effective date;

•	Reimbursement for all reasonable expenses in accordance with procedures in effect during the 120-day period immediately prior to the effective date;

•

Fringe benefits (including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable plans in effect during the 120-day period immediately prior to the effective date;

•	Office, secretarial and support staff; and

•	Paid vacation in accordance with the most favorable plans in effect during the 120-day period immediately prior to the effective date.

Payments Made Upon Death or Disability After a Change in Control

The Control Agreements provide that, in the event of the death or disability of a Named Executive Officer after a change in control, Bancorp or Cathay Bank (as applicable) has agreed to pay the Named Executive Officer (or the Named Executive Officer’s estate or beneficiaries in the event of death): (i) base salary through the date of termination; (ii) a pro-rata bonus until the date of termination of the higher of (A) the highest annual bonus earned for the last three full fiscal years prior to the change in control and (B) the annual bonus paid or payable for the most recently completed fiscal year following the change in control, including any bonus or portion thereof that has been earned but deferred (the greater of clauses (A) and (B), the “Highest Annual Bonus”); (iii) any accrued vacation pay (items (i), (ii), and (iii), collectively, the “Accrued Obligations”); and (iv) amounts that are vested benefits or that the Named Executive Officer is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, Bancorp or Cathay Bank at or subsequent to the date of termination (“Other Benefits”).

Payments Made Upon Involuntary Termination Other Than For Cause or Voluntary Termination For Good Reason After a Change in Control

The Control Agreements provide that, if a Named Executive Officer’s employment is terminated following a change in control (other than termination by Bancorp or Cathay Bank for cause or by reason of death or disability or by the Named Executive Officer for other than “good reason”) or if the Named Executive Officer terminates employment in certain circumstances defined in the Control Agreements which constitute “good reason,” in addition to the Accrued Obligations and Other Benefits as defined in the preceding section, the Named Executive Officer will be paid the aggregate of the following in a lump sum in cash within 30 days after the date of termination:

•	an amount equal to a multiple (two or three, depending on the applicable Control Agreement) of the Named Executive Officer’s annual base salary and of the Highest Annual Bonus; and

•

an amount equal to the sum of Bancorp’s or Cathay Bank’s (as applicable) matching or other employer contributions under Bancorp’s or Cathay Bank’s qualified defined contribution plans and any excess or supplemental defined contribution plans in which the Named Executive Officer participates that the Named Executive Officer would receive if the Named Executive Officer’s employment continued (for two or three years after the date of termination, depending on the applicable Control Agreement).

Also (for a period of two or three years, depending on the applicable Control Agreement), the Named Executive Officer would be entitled to receive welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death, and travel accident insurance) at least equal to, and at the same after-tax cost to the Named Executive Officer, as those that would have been provided in accordance with the plans, programs, practices, and policies then in effect. In addition, the Named Executive Officer would be entitled to receive outplacement services, provided that the cost of such outplacement services will not exceed $50,000.

Payments Made Upon Involuntary Termination For Cause or Voluntary Termination For Other Than Good Reason After a Change in Control

The Control Agreements provide that, if a Named Executive Officer’s employment is terminated for cause following a change in control or if the Named Executive Officer terminates his employment for other than “good reason,” Bancorp or Cathay Bank has agreed to pay the Named Executive Officer: (i) base salary through the date of termination; (ii) any accrued vacation pay; and (iii) Other Benefits.

Certain Additional Payments

The Control Agreements, except that for Donald S. Chow, provide that each Named Executive Officer is eligible for tax gross-up payments in reimbursement for change in control excise taxes imposed on the severance payments and benefits, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the excise taxes, in which case the payments and benefits will be reduced to the maximum amount.

Cash Compensation and Benefits in the Event of a Change in Control

The tables below show the potential cash payments and benefits for the Named Executive Officers if, hypothetically solely for the purposes of this proxy statement, there had been a change in control effective December 31, 2014, and the Named Executive Officer had been terminated as of the same day. These tables include the dollar amount of salary stock awarded as part of the base salary of each Named Executive Officer, but exclude accrued and unpaid salary and vacation as well as Other Benefits because all employees are generally entitled to these payments and benefits upon termination of employment.

	Voluntary Termination		Involuntary Termination
Dunson K. Cheng	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 1/	$0	$6,600,000	$0	$6,600,000	$0
Accrued Obligations 2/	0	1,200,000	0	1,200,000	1,200,000
401(k) Matching	0	19,500	0	19,500	0
Benefits 3/
Group Life Insurance	0	2,096	0	2,096	0
Health Insurance	0	13,144	0	13,144	0
Long-Term Disability Insurance	0	2,187	0	2,187	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	2,822,829	0	2,822,829	0

TOTAL:	$0	$10,709,756	$0	$10,709,756	$1,200,000

	Voluntary Termination		Involuntary Termination
Heng W. Chen	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 4/	$0	$1,296,000	$0	$1,296,000	$0
Accrued Obligations 2/	0	264,000	0	264,000	264,000
401(k) Matching	0	20,093	0	20,093	0
Benefits 3/
Group Life Insurance	0	2,149	0	2,149	0
Health Insurance	0	21,276	0	21,276	0
Long-Term Disability Insurance	0	1,459	0	1,459	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	590,574	0	590,574	0

TOTAL:	$0	$2,245,551	$0	$2,245,551	$264,000

	Voluntary Termination		Involuntary Termination
Pin Tai	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 5/	$0	$1,130,000	$0	$1,130,000	$0
Accrued Obligations 2/	0	224,000	0	224,000	224,000
401(k) Matching	0	12,750	0	12,750	0
Benefits 3/
Group Life Insurance	0	2,149	0	2,149	0
Health Insurance	0	16,549	0	16,549	0
Long-Term Disability Insurance	0	1,458	0	1,458	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	532,584	0	532,584	0

TOTAL:	$0	$1,969,490	$0	$1,969,490	$224,000

	Voluntary Termination		Involuntary Termination
Irwin Wong	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 6/	$0	$1,038,000	$0	$1,038,000	$0
Accrued Obligations 2/	0	216,000	0	216,000	216,000
401(k) Matching	0	16,608	0	16,608	0
Benefits 3/
Group Life Insurance	0	1,397	0	1,397	0
Health Insurance	0	18,183	0	18,183	0
Long-Term Disability Insurance	0	1,458	0	1,458	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	472,491	0	472,491	0

TOTAL:	$0	$1,814,137	$0	$1,814,137	$216,000

	Voluntary Termination		Involuntary Termination
Donald S. Chow	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 7/	$0	$770,000	$0	$770,000	$0
Accrued Obligations 2/	0	100,000	0	100,000	100,000
401(k) Matching	0	0	0	0	0
Benefits 3/
Group Life Insurance	0	2,149	0	2,149	0
Health Insurance	0	18,183	0	18,183	0
Long-Term Disability Insurance	0	1,458	0	1,458	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	N/A	N/A	N/A	N/A	N/A

TOTAL:	$0	$941,790	$0	$941,790	$100,000

1/	This amount is equal to the product of (i) three and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($1,000,000), and (y) the Highest Annual Bonus ($1,200,000).

2/

Accrued Obligations include (i) base salary through the date of termination, (ii) a pro-rata portion of the Highest Annual Bonus based on the number of days elapsed in the year of termination, and (iii) any accrued vacation pay. These Accrued Obligations are earned through the date of termination under the terms of the employment agreement that takes effect upon a change in control. They serve as compensation to the Named Executive Officers for services rendered during employment and not as severance or post-employment compensation. For the purposes of this table, only the pro-rata bonus as defined in the Control Agreements is included because all employees are generally entitled to accrued and unpaid salary and vacation upon termination. Further, it is probable that, had the hypothetical change in control and termination taken place on December 31, 2014, the pro-rata bonus would have been paid in lieu of, and not in addition to, the actual bonus, if any, paid to the Named Executive Officer for 2014 as would be reported in the “Summary Compensation Table” above.

3/	Amounts shown are based on the annual cost to Bancorp as of December 31, 2014, multiplied by three in the case of Mr. Cheng, and by two in the case of Mr. Chen, Mr. Tai, Mr. Wong, and Mr. Chow.
4/	This amount is equal to the product of (i) two and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($384,000), and (y) the Highest Annual Bonus ($264,000).
5/	This amount is equal to the product of (i) two and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($341,000), and (y) the Highest Annual Bonus ($224,000).
6/	This amount is equal to the product of (i) two and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($303,000), and (y) the Highest Annual Bonus ($216,000).
7/	This amount is equal to the product of (i) two and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($285,000), and (y) the Highest Annual Bonus ($100,000).

Equity Compensation in the

Event of a Change in Control

Assuming solely for the purposes of this proxy statement that a change in control occurred on the last business day of 2014 and the vesting of all options was accelerated and all restrictions on stock awards were terminated, the following table sets forth the estimated value for equity awards to the Named Executive Officers that would not otherwise have vested or been terminated but for the change in control:

Name	Stock Options – Accelerated Vesting	Restricted Stock – Accelerated Vesting 1/	Total
Dunson K. Cheng	$0	$3,210,547	$3,210,547
Heng W. Chen	0	1,193,134	1,193,134
Pin Tai	0	1,194,720	1,194,720
Irwin Wong	0	844,112	844,112
Donald S. Chow	0	803,628	803,628

1/

Consists of performance-based restricted stock units and long-term restricted stock units, the value of which are based on the closing price of Bancorp’s common stock on December 31, 2014, which was $25.59 per share.

PROPOSAL TWO

APPROVE THE CATHAY GENERAL BANCORP 2005 INCENTIVE PLAN, AS AMENDED

We are asking our stockholders to approve an amendment and restatement of the 2005 Incentive Plan (the “Plan”). The Plan is a broad-based equity and cash compensation plan pursuant to which awards may be made to employees and directors of Bancorp or any of its affiliates, including Cathay Bank.

The Board believes that the award of incentive compensation continues to be a factor in attracting, motivating and retaining management and other key personnel and that it more closely aligns their interests with those of our stockholders through cash and equity-based compensation that rewards performance based on our annual, long-term and strategic goals. For the almost five years that we participated in the TARP Capital Purchase Program, we were only permitted to award salary stock and certain long-term restricted stock and restricted stock units. Since we exited the Program in September 2013, we have been able to award other forms of incentive compensation, including cash bonuses, restricted stock units, and performance-based stock units. We believe that the ability to continue making these types of awards is in the best interests of Bancorp and our stockholders.

Background

In March 2005, our Board originally adopted the Plan, which was approved by our stockholders in May 2005. In October 2007, the Plan was amended and restated by the Board to reflect changes necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In May 2013, our stockholders approved the material terms for the award of “performance-based compensation” under the Plan to preserve the tax deductibility of the incentive compensation awarded to certain of our executive officers. Since the term of the Plan expires in May of this year, the Board has adopted an amendment and restatement of the Plan and directed that it be submitted to our stockholders for approval.

No additional shares are being authorized for awards under the Plan, as amended. The effect of the amendment is to continue to allow the issuance of the same number of shares of our common stock after the term of the Plan would otherwise have expired in May 2015.

The following table sets forth the number of shares available for issuance pursuant to outstanding and future awards under the Plan as of March 31, 2015:

Shares reserved for issuance pursuant to outstanding option awards *	1,520,484
Shares reserved for issuance pursuant to outstanding restricted stock unit awards (assuming the maximum number of shares subject to outstanding performance-based stock unit awards are earned)	569,489
Shares available for issuance pursuant to future awards	3,562,168

Total shares available for future issuance	5,652,141

*	As of March 31, 2015, the options outstanding under the Plan had a weighted average exercise price of $30.62 per share and a weighted average life of 1.55 years.

The 5,652,141 total shares available for future issuance represents an overhang of approximately 6.61% based on the number of our shares outstanding at March 31, 2015. The “overhang” is (i) the total of shares underlying outstanding awards plus shares available for future issuance, divided by (ii) the total number of shares outstanding, shares reserved for issuance pursuant to outstanding awards and shares available for future issuance.

Recent annual grant levels for the preceding three fiscal years have averaged approximately 210,327 shares for an annual burn rate of approximately 0.26%. The “burn rate’ is the ratio of the number of shares reserved for issuance pursuant to awards, including performance-based awards at 100% of the target amount, granted under the 2005 Incentive Plan during a fiscal year to the number of weighted average shares of common stock outstanding at the corresponding fiscal year-end.

The Plan as amended provides that the aggregate number of shares that may be issued pursuant to awards granted under the Plan after stockholder approval shall not exceed 3,562,168 shares, which is the number of shares available for issuance pursuant to future awards at March 31, 2015. This number shall be reduced by the number of shares that are subject to issuance pursuant to awards, if any, granted after March 31, 2015 and before stockholder approval of the Plan, and shall be increased by the number of shares subject to such awards granted during that period to the extent that the awards expire or are canceled, terminated or forfeited. There is, however, no intention to grant any awards during this interim period. In addition, the Plan provides that an additional 2,089,973 shares may be issued pursuant to options and other awards that were outstanding at March 31, 2015.

Shares that are subject to issuance pursuant to any awards granted after stockholder approval that expire or are cancelled, terminated or forfeited shall again be available for future grant of awards under the Plan, but the 2,089,973 shares that are reserved as of March 31, 2015, for issuance pursuant to outstanding options or other awards that expire or are cancelled, terminated or forfeited shall not be available for future awards under the Plan. If shares are withheld or tendered as payment of the exercise price or for withholding tax liability in connection with an award, the shares withheld or tendered may not be reissued or otherwise treated as available for additional awards under the Plan.

Depending on various assumptions, the shares authorized for issuance under the Plan is expected to satisfy our equity compensation needs through at least the 2025 annual meeting of stockholders.

Many of the amendments have been made to update the Plan or are technical in nature. The following are some of the material changes that have been made in the Plan:

•	The term of the Plan is extended for 10 years from approval by our stockholders.
•

The definition of a “change in control” is amended to provide that the definition in Section 409A of the Code and the regulations thereunder shall control for awards, such as cash awards and stock units, that are subject to that Section. For other awards, the definition of a “change in control” has been revised to correspond to the definition in our Change of Control Employment Agreements described above. The ability of the administrator to use its discretion to designate other events that would constitute a “change in control” has been eliminated.

•	The identity of the administrator of the Plan is clarified to mean the Compensation Committee of our Board of Directors or a committee of directors appointed by our Board.

•

Language is added to clarify as to when shares again become available for awards, and that shares withheld or tendered as payment or for withholding may not be reissued or otherwise treated as available for additional awards.

•	A provision dealing with the effect of conversion or substitution of awards held by service providers of an entity acquired by Bancorp has been added.

•	The administrator will not have the authority to modify or amend an award to accelerate vesting for reasons other than death, disability or a change in control, as defined in the Plan.

•	Vesting for stock options and stock appreciation rights may not be less than one year.

•	A new section on “Stock Units” is added to provide additional guidance as to the use of these awards.

•

A participant receiving stock units may be entitled to an amount equal to cash dividends or other distributions after the date of the award, provided such rights terminate as to any stock units that cease to be eligible for vesting.

•

The process by which “performance goals” are established and the circumstances permitting adjustment or modification are revised to include, among other things, any unusual or extraordinary corporate item, transaction, event or development.

•	A clawback provision is added, whereby awards and amounts paid can be recovered under certain circumstances.

Summary of the Plan

The following summary is qualified in its entirety by the full text of the Plan, which is attached as Appendix A and is incorporated herein by reference.

Purpose

The purpose of granting awards under the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in the value of our common stock, to retain the services of such recipients, to attract and retain the services of new persons eligible to receive awards, and to provide incentives for recipients to exert maximum efforts for our success and that of our affiliates.

Types of Awards

The Plan permits us to issue stock options (both incentive stock options designed to comply with Section 422 of the Code and nonstatutory stock options that will not so comply), stock awards (including shares, stock units, stock appreciation rights, and other similar awards), and cash awards.

Administration

Our Board has designated the Compensation Committee as the administrator of the Plan, which has the authority to select those to whom awards are to be made, the number of shares or amount of cash to be covered by each award, and the type of award, as well as to determine the terms and conditions of these awards. However, with respect to grants to certain employees who are not executive officers, the Compensation Committee may from time to time delegate its authority to one or more officers.

Eligibility

Awards under the Plan may be granted to our employees and employees of our affiliates, including Cathay Bank, and to members of our Board (including non-employee or outside Board members). Incentive stock options may be granted only to our employees or employees of a subsidiary. As of March 31, 2015, there were approximately 1,037 employees of Bancorp and our affiliates, including six executive officers of Bancorp, and nine non-employee directors of Bancorp, who were eligible to receive discretionary awards under the Plan.

Number of Shares and Limitations

The Plan provides that the aggregate number of shares that may be issued pursuant to awards granted under the Plan after stockholder approval shall not exceed 3,562,168 shares, which is the number of shares available for issuance pursuant to future awards at March 31, 2015. This number shall be reduced by the number of shares that are subject to issuance pursuant to awards, if any, granted after March 31, 2015 and before stockholder approval of the Plan, and shall be increased by the number of shares subject to such awards granted during that period to the extent that the awards expire or are canceled, terminated or forfeited. There is, however, no intention to grant any awards during this interim period. In addition, the Plan provides that an additional 2,089,973 shares may be issued pursuant to options and other awards that were outstanding at March 31, 2015.

Shares that are subject to issuance pursuant to any awards granted after stockholder approval that expire or are cancelled, terminated or forfeited shall again be available for future grant of awards under the Plan, but the 2,089,973 shares that are reserved as of March 31, 2015, for issuance pursuant to outstanding options or other awards that expire or are cancelled, terminated or forfeited shall not be available for future awards under the Plan. If shares are withheld or tendered as payment of the exercise price or for withholding tax liability in connection with an award, the shares withheld or tendered may not be reissued or otherwise treated as available for additional awards under the Plan.

The administrator may authorize conversion or substitution under the Plan of any or all stock awards held by service providers of an entity acquired by Bancorp at less than 100% of fair market value on the date of conversion or substitution. These awards shall neither reduce the shares authorized for issuance under the Plan or the applicable limitations on grants to a participant, nor be added to the shares available for issuance under the Plan.

Awards that are intended to qualify as “qualified performance-based awards” under Section 162(m) of the Code awarded to any one awardee during a 12-month period may not exceed 1,000,000 shares or have a maximum payment with a value greater than $3,000,000.

The maximum number of shares reserved for issuance under incentive stock options may not exceed 1,000,000 shares.

Performance Awards

The Plan provides that the Compensation Committee will establish performance criteria and the level of achievement versus these criteria which will include: (i) the target and minimum and maximum amount payable under any cash award, which criteria may be based on financial performance and/or personal performance evaluations or (ii) the grant, issuance, retention and /or vesting of each stock award or the shares subject thereto, which may be based on financial performance, personal performance evaluations, and/or the completion of service by the awardee. The performance criteria for any portion of an award that is intended to satisfy the requirements for performance-based compensation will be based on one or more “qualifying performance criteria” selected by the Compensation Committee no later than the 90th day after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)). Notwithstanding the satisfaction of the performance criteria, the number of shares, options, or other benefits under an award may be reduced by the Compensation Committee in its sole discretion.

Performance Criteria

The term “qualifying performance criteria” means any one or more of the following: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, in aggregate or per share, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or our peer group index, (21) credit rating,

(22) strategic plan development and implementation (including individual performance objectives that relate to achievement of our or any business unit’s strategic plan), (23) improvement in workforce diversity, (24) growth of revenue, operating income, or net income, (25) efficiency ratio, (26) ratio of nonperforming assets to total assets, and (27) such other similar criteria.

The Compensation Committee, in its discretion, may, within the time prescribed by Section 162(m), adjust or modify the calculation in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Bancorp, or the financial statements of Bancorp, or in response to, or in anticipation of, changes in applicable law, accounting principles, or business conditions.

Option Awards

Each option is evidenced by a stock option agreement. The Plan allows the Compensation Committee broad discretion to determine the terms of individual options.

The Compensation Committee determines the exercise price of options at the time they are granted. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant (incentive stock options granted to employees who are also 10% stockholders must have an exercise price not less than 110% of the fair market value of the stock on the date of grant). The fair market value of our common stock is determined generally as the closing price on the grant date. The Compensation Committee determines when options become vested and exercisable, and in its discretion may reduce or eliminate any restrictions surrounding any participant’s right to exercise all or part of an option. However, the Compensation Committee may not modify or amend an option to accelerate vesting for reasons other than death, disability or change in control (as defined in the Plan), reprice outstanding options to reduce the exercise price without stockholder approval, or provide for a vesting schedule of less than one year. The Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), acceptable “cashless exercise” procedures, any other form of consideration and method of payment permitted by the administrator and applicable law, or any combination thereof.

The term of an option may be no more than 10 years from the date of grant; provided that an incentive stock option granted to an employee who is also a 10% stockholder must have a term that is no more than five years from the date of grant. No option may be exercised after the expiration of its term.

If an optionee’s employment terminates for any reason (other than the optionee’s death or disability), then all options held by the optionee under the Plan will terminate immediately; provided that the Compensation Committee may in the stock option agreement specify a period of time (but not beyond the expiration date of the option) following the optionee’s termination during which the optionee may exercise the option as to shares that were vested and exercisable as of the optionee’s termination date.

Stock Awards

Each stock award is evidenced by an award agreement. The Plan allows the Compensation Committee broad discretion to determine the terms of individual stock awards.

Stock awards may be stock grants, stock units, or stock appreciation rights. Stock grants are awards of a specific number of shares of our common stock, which may be subject to vesting requirements and other transfer restrictions. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Stock units are awards of a specific number of shares of our common stock and represent a promise to deliver at a future date an amount of cash, property, or shares of our common stock equal to the fair value of such shares. Shares may be granted under the Plan as stock awards or stock units without requiring the participant to pay us an amount equal to the fair market value of our common stock as of the award date in order to acquire the shares.

Each stock award agreement will contain provisions regarding: (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus the criteria that will determine the number of shares granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the shares as may be determined from time to time by the Compensation Committee, provided that the Compensation Committee may not modify or amend an award to accelerate vesting for reasons other than death, disability or change in control (as defined in the Plan) and the vesting schedule for stock appreciation rights may not be less than one year, (v) restrictions on transferability, and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Compensation Committee.

Stock units will be documented in the form of a sub-plan, Plan addendum or award agreement, which will contain all provisions regarding: (i) the number of stock units subject to such award or a formula for determining such number, (ii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that shall determine the number of stock units granted, issued, retainable and/or vested, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the stock units as may be determined from time to time by the administrator, provided that the Compensation Committee may not modify or amend an option to accelerate vesting for reasons other than death, disability or change in control (as defined in the Plan), (iv) the form and timing of any payment earned by virtue of vested stock units, (v) the terms and rights of a participant with respect to dividend equivalents, and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by law or as may be determined from time to time by the Compensation Committee.

In the case of stock awards, including stock units, unless the Compensation Committee determines otherwise, the outstanding stock or stock units will be forfeited upon the participant’s termination of employment, provided that we will have the right to repurchase any unvested shares that have been issued at such price and on such terms and conditions as the Compensation Committee determines.

Cash Awards

Cash awards under the Plan confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

The sub-plan, plan addendum or award agreement for each cash award will contain provisions regarding: (i) the target and maximum amount payable to the participant as a cash award, (ii) the performance criteria and level of achievement versus the criteria that will determine the amount of such payment, (iii) the period as to which performance will be measured for establishing the amount of any payment, (iv) the form and timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the cash award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Compensation Committee. Nothing in the Plan prevents us from granting cash awards outside of the Plan to any individual.

Adjustments Upon Certain Fundamental Changes

Subject to any required action by our stockholders, there will be an adjustment for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration.

In the event of a liquidation or dissolution and unless otherwise determined by the Compensation Committee, any unexercised options or other stock awards pursuant to which shares have not yet been issued will terminate.

In the event of a change in control, as defined in the Plan, as determined by the Compensation Committee, the Compensation Committee, in its discretion, may provide for the assumption, substitution, or adjustment to each outstanding award, accelerate the vesting of options and terminate any restrictions on cash awards or stock awards, or terminate awards on such terms and conditions as the Compensation Committee deems appropriate, including for a cash payment to the awardee.

Nontransferability of Awards

Unless otherwise determined by the Compensation Committee, awards granted under the Plan are not transferable other than by a beneficiary designation, will, or the laws of descent and distribution, and incentive stock options may be exercised during the optionee’s lifetime only by the optionee. The Compensation Committee will have the sole discretion to permit the transfer of an award; however, the transferability of incentive stock options is restricted under the Code.

Amendment and Termination

The Board or administrator may amend, alter, or discontinue the Plan, sub-plan, plan addendum or award agreement, subject to stockholder approval in the manner and to the extent required by law or any exchange on which we have listed shares. In addition, unless approved by stockholders, no such amendment shall materially increase the number of shares for which awards may be granted (with certain exceptions), reduce the minimum exercise price at which options may be granted, result in a repricing of options, or change the class of persons eligible to receive awards under the Plan. No such action may impair any award previously granted under the Plan without the written consent of the participant (except for certain changes specified in the Plan).

Compensation Recovery

Bancorp may recover some of all awards, some or all of the amounts paid with respect to awards or recoup some of all of the value thereof by offset from the amounts paid from other amounts owed to a participant at any time during the three calendar years following the award, if and the administrator determines that Federal or state law or the listing requirements of the exchange on which Bancorp’s stock is listed so require, the performance criteria required for an award were not met, or not met to the extent necessary to support the amount of the award that was paid, or an award or payment was based on the achievement of financial results, as reported in periodic reports filed with the Securities and Exchange Commission that were subsequently the subject of a restatement due to material noncompliance of Bancorp with any financial reporting requirement under the Federal securities laws (other than as a result of a change in accounting principles).

Federal Income Tax Consequences

The following is only a summary of the effect of U.S. Federal income taxation upon awardees and Bancorp with respect to the grant and exercise of awards under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state, or foreign country in which the employee’s income or gain may be taxable.

Incentive Stock Options

An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax.

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If this holding period is not satisfied, then a disqualifying disposition of the shares will occur. A disqualifying disposition generally requires the optionee to recognize, as ordinary income, the difference between the incentive stock option exercise price and the fair market value of the shares at the time the option is exercised. The amount of the ordinary income will be added to the basis of the shares to determine the capital gain that must be recognized on the disqualifying disposition. If the sale price of the shares exceeds the exercise price of the option, in addition to the ordinary income, the optionee will recognize capital gain equal to the excess of the sale price over the adjusted basis of the shares. If, however, the price that the optionee receives for the shares in a disqualifying disposition is less than the fair market value of the stock on the exercise date, then the amount of ordinary income that the holder of the shares would generally recognize is the excess, if any, of the amount realized on the sale or exchange over the adjusted basis of the shares. Unless limited by other applicable provisions of the Code, we are entitled to a deduction in the same year that the optionee’s disqualifying disposition of the shares occurs and in the same amount as the ordinary income that is recognized by the optionee on account of the disposition.

Nonstatutory Stock Options

An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise of vested shares, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by other applicable provisions of the Code, we are entitled to a deduction in the same amount as, and in the same year that, the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards

Awards of stock appreciation rights will generally be taxed in the same manner as nonstatutory stock options. A recipient of a stock appreciation right will not have taxable income upon the grant of the stock appreciation right. The recipient will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of shares of stock, unless vested or the employee elects under Section 83(b) of the Code as described below to be taxed at the time of grant, the employee will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The employee may accelerate his or her recognition of ordinary income, if any, in connection with the issuance of restricted shares and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such an event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount and at the time the employee recognizes ordinary income in connection with a stock award.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash award received by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we will be entitled to a tax deduction in the amount, and at the time, the recipient recognizes compensation income.

Code Section 162(m) Limitations

In general, Section 162(m) of the Code (sometimes referred to in this proxy statement as “Section 162(m)”) places a $1 million limit on the deductibility for Federal income tax purposes of the compensation paid by public companies to their chief executive officers and each of the other three most highly compensated executive officers other than their chief executive officers or chief financial officers. This limitation does not apply, however, to “performance-based compensation” that is payable due to the attainment of one or more preestablished performance goals. The Plan was structured such that certain awards are intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m). One of the requirements is that the material terms of the performance-based compensation be approved by the stockholders before payment, as was the case with the Plan, and be reapproved every five years after the initial stockholder approval. If our stockholders approve this Proposal, and unless the material terms are subsequently changed, we believe that the material terms for payment of performance-based compensation under the Plan will meet the stockholder approval requirements for another five years.

For purposes of Section 162(m), the material terms for the payment of performance-based compensation under the Plan include: who is eligible to receive compensation, the general business criteria on which the performance goals will be based, and the maximum award payable to any participant if the performance goals are attained. Stockholder approval of this Proposal will be deemed to constitute approval of the material terms for the payment of performance-based compensation, as well as approval of each of these aspects of the Plan, for purposes of Section 162(m). However, nothing in this Proposal precludes the Compensation Committee or its designee from granting any award or making any payment of compensation outside the Plan or that otherwise does not qualify for tax deductibility under Section 162(m).

The Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that are intended to meet the requirements for tax deductibility under Section 162(m). However, the rules and regulations promulgated under Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. As such, there can be no assurance that awards under the Plan, even if this Proposal is approved by our stockholders, will be treated as qualified performance-based compensation under Section 162(m) and fully deductible by us.

Code Section 409A

Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Code. It is intended that awards under the Plan will be exempt from, or satisfy the requirements of, Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time.

Plan Benefits

No awards under the Plan have been made subject to stockholder approval of this Proposal. The grant of awards under the Plan is discretionary, and we cannot determine the number or type of awards to be granted in the future to any particular person or group.

Board Recommendation

The Board believes that it is in Bancorp’s best interests and that of our stockholders to enable us to continue awarding incentive compensation in the future under the Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE CATHAY GENERAL BANCORP 2005 INCENTIVE PLAN, AS AMENDED.

PROPOSAL THREE

ADVISORY (NON-BINDING) VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. Accordingly, we are presenting the following advisory proposal for stockholder consideration:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. Your vote is advisory and shall not be binding upon the Board, and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any additional fiduciary duty by the Board or the Compensation Committee, or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Board and Compensation Committee will consider the voting results of this non-binding proposal when reviewing compensation policies and practices.

The CD&A and the tables and other disclosures under “Executive Compensation” describe our compensation philosophy and compensation actions taken with respect to 2014 compensation of our Named Executive Officers. We believe that our current executive compensation program directly links executive compensation to performance and aligns the interests of our executive officers with those of our stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADVISORY (NON-BINDING) PROPOSAL TO APPROVE OUR EXECUTIVE COMPENSATION.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2015 fiscal year. Although ratification is not legally required, we are submitting the appointment of KPMG to our stockholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for fiscal year 2015, the Audit Committee considered the firm’s qualifications and performance during fiscal years 2013 and 2014. In addition, the Audit Committee reviewed and approved audit and all permissible non-audit services performed by KPMG in fiscal 2013 and 2014, as well as the fees paid to KPMG for such services. In its review of non-audit service fees and its appointment of KPMG as Bancorp’s independent registered public accounting firm, the Audit Committee considered whether the provision of such services was compatible with maintaining KPMG’s independence.

Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

PRINCIPAL ACCOUNTING FEES AND SERVICES

KPMG audited our financial statements for the fiscal year ended December 31, 2014. The following table presents fees billed or to be billed for professional audit services rendered by KPMG for the audits of our annual financial statements for 2014 and 2013 and for other services rendered by KPMG.

	2014	2013
Audit Fees	$1,180,000 1/	$1,428,000 1/
Audit-Related Fees	130,557 2/	62,897 2/
Tax Fees	6,426 3/	16,343 3/
All Other Fees	0	0

Total Fees	$1,316,983	$1,507,240

1/

Audit fees consist of the aggregate fees of KPMG in connection with: (i) the audit of the annual consolidated financial statements, and (ii) the required review of the financial information included in our Quarterly Reports on Form 10-Q.

2/

Audit-related fees consist of professional services provided by KPMG Hong Kong in connection with the review of banking returns, review of internal controls, and other agreed upon procedures for the Hong Kong branch.

3/	Tax fees include tax compliance services provided by KPMG Hong Kong for the Hong Kong branch.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Bancorp, the effectiveness of its system of internal controls, and the qualifications, independence, and performance of its internal auditors and independent registered public accountants.

In fulfilling these responsibilities, the Audit Committee, among other things:

•

Evaluated the performance of KPMG as our independent registered public accounting firm for fiscal 2013 and 2014 and, on that basis, appointed KPMG as our independent registered public accounting firm for fiscal 2014 and 2015;

•	Reviewed and approved the audit and permissible non-audit services performed by KPMG in fiscal 2013 and 2014, as well as the fees paid for such services;

•	Met and discussed with management and KPMG our quarterly and annual financial results and our periodic reports filed with the Securities and Exchange Commission on Forms 10-Q and 10-K;

•	Met and discussed with management and KPMG the annual financial statements and the report of KPMG thereon, and any significant issues encountered in the course of the audit work; and

•

Met and discussed with management and KPMG the results of management’s assessment of the effectiveness or our internal control over financial reporting and KPMG’s report on our internal control over financial reporting.

As part of this process, some of these meetings with management, KPMG and internal audit were in executive session, without the presence of the others, for the purpose of discussing the audit and their related observations and recommendations.

As part of its function, the Audit Committee:

•	Reviewed and discussed with management Bancorp’s audited consolidated financial statements for the year ended December 31, 2014;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with such the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit Committee

Kelly L. Chan (Chairman)

Jane Jelenko

Ting Y. Liu

INCORPORATION OF CERTAIN INFORMATION

The information contained in this proxy statement under the captions “Audit Committee Report,” “Compensation Committee Interlocks and Insider Participation,” and “Compensation Committee Report” shall not be deemed to be incorporated by reference by any general statement that purports to incorporate this proxy statement by reference, or any part thereof, into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Bancorp expressly incorporates such information in such filing by reference. The information contained in this proxy statement under the captions “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be soliciting material or otherwise be deemed to be filed under the Securities Act or the Exchange Act, except to the extent that Bancorp requests that such information be treated as soliciting material or expressly incorporates such information in any such filing by reference. Neither the website of Bancorp at www.cathaygeneralbancorp.com nor the website of Cathay Bank at www.cathaybank.com is a part of or is incorporated into this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock timely file initial reports of ownership of common stock and other equity securities, and reports of changes in such ownership, with the SEC. We have instituted procedures to receive and review these insider reports. After a review of insider reports and written representations by directors and certain officers that we will maintain for two years, we believe that all required reports were timely filed during 2014, except as follows: Kim R. Bingham was late in filing a Form 4 relating to a sale of 1,500 shares; and Dunson K. Cheng, Heng W. Chen, Pin Tai, Irwin Wong, Kim R. Bingham, and Donald S. Chow, all executive officers, were late in filing a Form 4 relating to certain restricted stock unit awards granted on December 18, 2014.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

Policies and Procedures Regarding Related Party Transactions

It is the policy of the Board that all related party transactions are subject to review and approval or ratification by Bancorp’s Audit Committee, except for those matters that the Board has delegated to other committees, that require approval of a majority of the independent directors or that are reserved for the full Board or for the Board of Directors of Cathay Bank by statute, charter, regulations, Nasdaq listing standards, bylaws, or otherwise. Extensions of credit by Cathay Bank to executive officers, directors, and principal stockholders of Bancorp and their related interests are subject to review and approval by the Board of Directors of Cathay Bank pursuant to section 22(h) of the Federal Reserve Act (12 U.S.C. 375b), as implemented by the Federal Reserve Board’s Regulation O (12 CFR part 215).

A related party transaction includes any transaction in which Bancorp or any of its subsidiaries is a participant and in which any of the following persons has or will have a direct or indirect interest: (a) a person who is or was (since the beginning of the last fiscal year for which Bancorp has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director; (b) a greater than 5% beneficial owner of Bancorp’s common stock; or (c) an immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Bancorp’s Code of Ethics. Under Bancorp’s Code of Ethics, directors, officers, and all personnel are expected to avoid and to promptly disclose any relationship, influence, or activity that would cause or even appear to cause a conflict of interest. All directors must abstain from any discussion or decision affecting their personal, business, or professional interests.

In determining whether to approve or ratify a related party transaction, the Audit Committee generally considers applicable laws and regulations and all relevant facts and circumstances and will take into account, among other factors it deems appropriate, whether the related party transaction is on terms not more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

These policies and procedures regarding related party transactions are reflected in the Audit Committee charter, our Code of Ethics, the Cathay Bank Regulation O Policy, and the Cathay Bank Code of Personal and Business Conduct, and have been approved by the Board.

Banking Transactions

Certain directors and officers of Bancorp or Cathay Bank, members of their families, and companies with which they are associated, have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank’s business. Cathay Bank expects to continue such banking transactions in the future. All loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at Cathay Bank at the time for comparable loans with persons not related to Cathay Bank and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectability or present any other unfavorable features. Except as indicated above, there are no existing or proposed material transactions between us and any of our executive officers, directors, or beneficial owners of 5% or more of our common stock, or the immediate family or associates of any of the foregoing persons. We have no knowledge of any material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Indemnity Agreements

Bancorp’s bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. Bancorp also has indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp’s certificate of incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnification and limitations on liability permitted by the certificate of incorporation, bylaws, and the indemnity agreements are subject to the limitations set forth by Delaware law.

CODE OF ETHICS

Bancorp has adopted a Code of Ethics for Senior Financial Officers that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and which is available at www.cathaygeneralbancorp.com. Stockholders may obtain a free copy by written request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, CA 91731, Attention: Investor Relations.

If Bancorp makes any substantive amendments to its Code of Ethics for Senior Financial Officers or grants any waiver, including any implicit waiver, from a provision of the Code to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, it will disclose the nature of such amendment or waiver in a report on Form 8-K.

COMMUNICATIONS WITH BOARD OF DIRECTORS

The Board has established a process for stockholder communications. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731. Communications addressed to the Board will be reviewed by the Assistant Secretary of

Bancorp and directed to the Secretary, the Chairman of the Board, or the Lead Independent Director, as appropriate, for further review and distribution to certain or all members of the Board. Communications addressed to individual directors will be forwarded directly to them.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND PROXY STATEMENT

On the written request of any stockholder of record as of April 1, 2015, Bancorp will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements, schedules, and lists of exhibits, and any particular exhibit specifically requested. Requests should be addressed to Monica Chen, Assistant Secretary, Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, telephone number, (626) 279-3286.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Under Bancorp’s bylaws, nominations for election to the Board and proposals for other business to be transacted by Bancorp stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from Bancorp) only if the stockholder is entitled to vote at the meeting and has given Bancorp’s Secretary timely written notice that complies with the notice requirements of the bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law and Bancorp’s certificate of incorporation and bylaws. Among other requirements, the written notice must be delivered to or received by Bancorp’s Secretary at Bancorp’s principal executive office located at 777 North Broadway, Los Angeles, California 90012, by no earlier than February 16, 2016, or later than March 17, 2016, based on the expected date of the scheduled annual meeting being May 16, 2016. However, if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered or received by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the SEC under the Exchange Act entitle a stockholder in certain instances to require Bancorp to include that stockholder’s proposal (but not that stockholder’s nominees for director) in the proxy materials distributed by Bancorp for its next annual meeting of stockholders. Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp’s 2016 proxy solicitation materials must: (i) set forth the proposal in writing; (ii) file it with Bancorp’s Secretary on or before December 18, 2015, or if the date for the 2016 annual meeting is before April 18, 2016, or after June 17, 2016, then such stockholder must file it with Bancorp’s Secretary at a reasonable time before the printing and mailing of the proxy statement for the 2016 annual meeting of stockholders; and (iii) meet the other requirements for inclusion contained in the SEC’s stockholder proposal rules.

By Order of the Board of Directors,

Lisa L. Kim

Secretary

Los Angeles, California

April 16, 2015

APPENDIX A

CATHAY GENERAL BANCORP

2005 INCENTIVE PLAN

(As Amended and Restated)

1. Purpose of the Plan.

The purpose of the Plan is to provide a means by which eligible recipients of Options and other Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock of Cathay General Bancorp, a Delaware corporation (the “Company”), through the granting of Incentive Stock Options, Nonstatutory Stock Options, Shares, Stock Units, and Stock Appreciation Rights. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards or Cash Awards, to attract and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Committee, which shall administer the Plan in accordance with Section 4.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Law” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction. Applicable Law shall include, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, unless otherwise provided in the Plan or an Award Agreement

(d) “Award” means a Cash Award, Stock Award, or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(i) “Change in Control” means a transaction described in (i) or (ii) below:

(i) with respect to any Cash Award or other Award that is treated as providing for the “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), a Change in Control means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such events are defined in Treasury Regulation 1.409A-3(i)(5); and

(ii) with respect to any Award not described in (i) above, a Change in Control means:

(A) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(i)(ii)(A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition pursuant to a transaction that complies with Sections 2(i)(ii)(C)(i), 2(i)(ii)(C)(ii) and 2(i)(ii)(C)(iii);

(B) Individuals who, immediately following the May 18, 2015 annual meeting of stockholders, or any adjournment or postponement thereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D) The liquidation and dissolution of the Company.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Cathay General Bancorp, a Delaware corporation, or its successor.

(n) “Conversion Award” has the meaning set forth in Section 4(b)(xii).

(o) “Director” means a member of the Board.

(p) “Employee” means a regular, active employee of the Company or any Affiliate, including an employee who is an Officer and/or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Director, and (v) at the request of the Company or an Affiliate, an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(q) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as provided under Treasury Regulation 1.409A-1(b)(5)(iv)(A), as of any date, either the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method determined by the Administrator using actual transactions in the Common Stock as reported by Nasdaq or other applicable market.

(s) “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to the Plan.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(u) “Nasdaq” means the Nasdaq Global Select Market or its successor.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(y) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(z) “Plan” means the Cathay General Bancorp 2005 Incentive Plan, as amended and restated.

(aa) “Qualified Performance-Based Award” means an Award that is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(bb) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b).

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14.

(dd) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock granted under Section 11.

(ee) “Stock Award” means an award or issuance of Shares, Stock Appreciation Rights, Stock Units or other similar awards made under Section 11, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ff) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(gg) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(hh) “Termination of Employment” shall mean ceasing to be an Employee or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(ii) “Total and Permanent Disability” or “Disability” shall have the meaning set forth in Treasury Regulation 1.409A-3(i)(4).

3. Stock Subject to the Plan.

(a) Aggregate Limits.

(i) Subject to the provisions of Section 14, after approval of the Plan by the stockholders at the May 18, 2015 annual meeting of stockholders, and any adjournment or postponement thereof (“Stockholder Approval”), the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan after Stockholder Approval shall not exceed 3,562,168 Shares, the number of Shares available for future grants of Awards as of March 31, 2015. Although there is no intention to grant any Awards during the period commencing on April 1, 2015 and ending with Stockholder Approval (the “Interim Period”), the number of Shares above shall be reduced by the number of Shares that are subject to issuance pursuant to Awards granted during the Interim Period, and shall be increased by the number of Shares subject to issuance pursuant to Awards granted during the Interim Period to the extent such Awards expire or are canceled, terminated or forfeited. An additional 2,089,973 Shares may be issued pursuant to Options and other Awards that were granted under the Plan prior to March 31, 2015 and were outstanding as of March 31, 2015 (the “Prior Awards”).

(ii) Shares that are subject to issuance pursuant to any Awards granted under the Plan after Stockholder Approval that expire or are cancelled, terminated or forfeited shall again be available for future grant of Awards under the Plan. Shares that are subject to issuance pursuant to any Prior Awards that expire or are cancelled, terminated or forfeited shall not again be available for future grant of Awards under the Plan. If Shares are withheld or tendered as payment of the exercise price or for withholding tax liability in connection with an Award, however, the Shares withheld or tendered may not be reissued or otherwise treated as available for additional Awards under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(iii) Conversion Awards (as hereinafter defined) shall not reduce the Shares authorized for issuance under the Plan or the applicable limitations on grants to a Participant under this Section 3(a), nor shall Shares subject to a Conversion Award be added to the Shares available for issuance under the Plan as provided in paragraph (ii) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided in paragraph (ii) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(b) Individual and Code Section 162(m) Limits.

(i) In no event may Awards, including, but not limited to Awards that are intended to qualify as Qualified Performance-Based Awards, be granted to a single Awardee in any 12-month period (A) in respect of more than 1,000,000 Shares (if the Award is denominated in Shares) or (B) having a maximum payment with a value greater than $3,000,000 (if the Award is denominated in other than Shares).

(ii) Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as a Qualified Performance-Based Award.

(c) Incentive Stock Option Limits. Subject to the provisions of Section 14, the maximum number of Shares reserved for issuance as Incentive Stock Options is 1,000,000 Shares.

4. Administration of the Plan.

(a) Administrative Procedures. The Plan shall be administered by the Administrator in accordance with the following procedures.

(i) Code Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as Qualified Performance-Based Awards, Awards to a “covered employee” within the meaning of Code Section 162(m) or Employees that the Administrator determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act, Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iii) Other Administration. The Board or the Administrator may delegate to an authorized Officer or Officers the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B), at the time of such approval, “covered employees” under Code Section 162(m).

(iv) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.

(v) Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including professional advisors to the Company. No Director, Officer or agent of the Company shall be liable for any such action or determination taken, made or omitted in good faith.

(vi) Nasdaq. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or other stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i) to select the Employees and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Employees and Directors;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and that may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, provided, however, that (A) the Administrator does not have the authority to modify or amend an Award to accelerate vesting for reasons other than death, Disability, or Change in Control, and (B) any such amendment is subject to Section 15 and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld or to have the Company deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to the cash amount. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons, subject to Section 22(e) and (f). The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, when making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company, and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan, as an amendment and restatement of the Cathay General Bancorp 2005 Incentive Plan, was approved by the Board on March 19, 2015, and shall become effective upon stockholder approval at the annual meeting of stockholders on May 18, 2015, or any adjournment or postponement thereof. Unless terminated earlier under Section 15, the Plan shall continue for ten (10) years from the date of such stockholder approval. When the Plan terminates, no Awards shall be granted under the Plan thereafter.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, provided that such Option is subject to a vesting schedule of no less than one year, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided, however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a)), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates. Options granted under the Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under “cashless exercise” procedures acceptable to the Administrator with either affiliated persons or unaffiliated parties that provide financing for the purpose of (or otherwise facilitate) the exercise of Options consistent with Applicable Law;

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vi) any combination of the foregoing methods of payment.

9. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Effect of Termination of Employment on Incentive Stock Options.

(i) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment, other than as a result of circumstances described in Sections 9(c)(ii) and (iii) below, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the earlier of three months following the date of such Termination of Employment or the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s Total and Permanent Disability, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If an Incentive Stock Option is held by the Awardee when he or she dies, the Incentive Stock Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Incentive Stock Option under the Awardee’s will or the laws of descent or distribution. If the Incentive Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(d) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(e) Transferability. An Incentive Stock Option cannot be transferred by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(f) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i).

(g) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Code Section 422.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

(iii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to the Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b) Effect of Termination of Employment on Nonstatutory Stock Options.

(i) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 10(b)(ii) and (iii) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s Total and Permanent Disability, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee’s will or the laws of descent or distribution. If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(c) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

11. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for a Qualified Performance-Based Award shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Code Section 162(m) and Treasury Regulations thereunder).

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

(e) Stock Appreciation Rights.

(i) General. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with the Plan and determined by the Administrator. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement, provided that such Stock Appreciation Rights are subject to a vesting schedule of no less than one year.

(ii) Exercise Price of Stock Appreciation Right. In the case of a Stock Appreciation Right, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

(iii) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right. The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(iv) Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

(f) Stock Units.

(i) General. The Administrator may grant an Award of Stock Units to any eligible Participant on such terms as the Administrator may determine in its sole discretion. Awards of Stock Units may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Administrator in the applicable sub-plan, Plan addendum or Award Agreement under which the Award of Stock Units is made.

(ii) Terms of Stock Units. Stock Units shall be documented in the form of a sub-plan, Plan addendum or Award Agreement, which shall contain all provisions regarding: (A) the number of Stock Units subject to such Award or a formula for determining such number, (B) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Stock Units granted, issued, retainable and/or vested, (C) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Stock Units as may be determined from time to time by the Administrator, (D) the form and timing of any payment earned by virtue of vested Stock Units, (E) the terms and rights of a Participant with respect to Dividend Equivalents (as defined below), and (F) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by Applicable Law, including, without limitation, Code Section 409A, or as may be determined from time to time by the Administrator.

(iii) Dividend Equivalent Rights. Subject to the terms of the applicable sub-plan, Plan addendum or Award Agreement under which Stock Units may be granted, a Participant receiving an Award of Stock Units may be entitled to an amount equal to the cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Administrator) with respect to each Share after the date of a Stock Unit Award (a “Dividend Equivalent”) for all Stock Units issued, provided such rights shall terminate immediately as to any Stock Units that cease to be eligible for vesting. The Administrator may provide that Dividend Equivalents may be deemed to be reinvested in Shares. No Dividend Equivalents shall be paid to a Participant with respect to any Stock Units that remain unvested or that are forfeited by the Participant for any reason.

12. Cash Awards.

(a) General. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(b) Terms of Cash Award. Each Cash Award shall be documented in the form of a sub-plan, Plan addendum or Award Agreement, which shall contain all provisions regarding: (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the form and timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by Applicable Law, including, without limitation, Code Section 409A, or as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for a Qualified Performance-Based Award. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for a Qualified Performance-Based Award shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Code Section 162(m) and Treasury Regulations thereunder).

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(e), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of the Plan, the term “Qualifying Performance Criteria” shall mean the criteria the Administrator selects for purposes of establishing the performance goals for a Participant for a performance period. The Qualifying Performance Criteria that will be used to establish performance goals are limited to the following: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Administrator shall, within the time prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Qualifying Performance Criteria it selects to use for such performance period for such Participant. For purposes of this Section 13(b), the term “performance goals” means the goals established in writing by the Administrator for the performance period based upon the Qualifying Performance Criteria. Depending on the Qualifying Performance Criteria used to establish such performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual. The Administrator shall establish performance goals for each performance period prior to, or as soon as practicable after, the commencement of such performance period. The Administrator, in its discretion, may, within the time prescribed by Code Section 162(m), adjust or modify the calculation of performance goals for such performance period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles, or business conditions.

(c) Certification. Prior to the payment of any compensation under a Qualified Performance-Based Award, the Administrator shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Code Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to a “covered employee” within the meaning of Code Section 162(m), the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(e) Compliance with Code Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Treasury Regulations or Internal Revenue Service interpretive guidance issued under Code Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes a “deferral of compensation” under Code Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Code Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

14. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award, and (iii) each of the Share limitations set forth in Section 3, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, the Board or Administrator may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including, without limitation, providing for the cancellation of Awards for a cash payment to the Participant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or Administrator may amend, alter or discontinue the Plan, sub-plan, Plan addendum or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Code Section 162(m), the Company shall seek from time to time by the stockholders re-approval of the Plan or of the material terms for the award of Qualified Performance-Based Awards to comply with Code Section 162(m). In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment (or, in the case of (iii), action by the Administrator or the Board) shall be made that would:

(i) materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14;

(ii) reduce the minimum exercise price at which Options may be granted under the Plan;

(iii) result in a repricing of Options or Stock Appreciation Rights by (A) reducing the exercise price of outstanding Options or Stock Appreciation Rights, (B) canceling an outstanding Option or Stock Appreciation Right held by an Awardee and re-granting to the Awardee a new Option or Stock Appreciation Right with a lower exercise price, or (C) cash buyout of an Option or Stock Appreciation Right when the Share price is lower than the exercise price of the Option or Stock Appreciation Right, provided that these limitations shall not apply in connection with a change in the Company’s capitalization pursuant to Section 14; or

(iv) change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee at any time, with or without cause, and without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18. Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Inability to Obtain Authority.

To the extent the Company is unable, or the Administrator deems it not feasible to, obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Notice.

Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.

22. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of California.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect. Unless the context otherwise requires, references to sections shall be to sections of the Plan.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator, and any such arbitration shall be initiated no later than sixty (60) days after such decision pursuant to the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) in effect at the time. The arbitration shall be conducted on an individual basis before a single arbitrator and administered pursuant to the AAA Rules at the office of AAA nearest the place of the Participant’s most recent employment with the Company or its Subsidiaries, unless the parties agree in writing on a different location. The arbitrator shall be an attorney knowledgeable about employee benefits and compensation chosen from the neutrals within the meaning of the AAA Rules. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. Each party shall bear its own attorneys’ fees and costs associated with the arbitration, and the costs and expenses of the arbitration shall be borne as provided by the AAA Rules. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction. The arbitrator shall not have the power to award punitive or exemplary damages.

(g) By accepting an Award made under the Plan, each Participant agrees that the Company may recover some or all Awards, recover some or all of the amounts paid with respect to Awards, or recoup some or all of the value thereof by offset from other amounts owed to the Participant by the Company or its Subsidiaries, at any time during the three (3) calendar years following grant hereunder, if and to the extent the Administrator determines that (i) federal or state law or the listing requirements of the exchange on which the Company’s stock is listed for trading so require, (ii) the performance criteria required for an Award were not met, or not met to the extent necessary to support the amount of an Award that was paid, or (iii) an Award, or any payment thereunder, was based on the achievement of financial results, as reported in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or other report filed with the Securities and Exchange Commission, that were subsequently the subject of a restatement due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws (other than as a result of a change in accounting principles). The right of recovery under this Section 22(g) shall be subject to any general clawback policy that is or may be adopted by the Company, the terms of which shall be incorporated herein to the extent applicable.

23. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the

Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

24. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Cash Awards and Stock Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.

777 NORTH BROADWAY LOS ANGELES, CALIFORNIA 90012

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. 0 CATHAY GENERAL BANCORP Proxy for the Annual Meeting of Stockholders, May 18, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CATHAY GENERAL BANCORP Dunson K. Cheng, Heng W. Chen, and Pin Tai, or any of them, with full power of substitution, are hereby appointed as proxy holders and authorized to represent and to vote as designated on the reverse the undersigned’s shares of Cathay General Bancorp common stock at the Annual Meeting of Stockholders to be held at 9650 Flair Drive, El Monte, California 91731, at 5:00 p.m., local time, on May 18, 2015, and at any adjournments or postponements thereof. This proxy card when properly executed will be voted in the manner directed by you. If you return this proxy card without voting instructions, then the proxy holders will vote your shares according to the recommendations of the Board of Directors. (Continued and to be signed on other side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF CATHAY GENERAL BANCORP May 18, 2015 PROXY VOTING INSTRUCTIONS TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote by phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date, and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2015. Cathay General Bancorp’s Proxy Statement and Annual Report for the year ended December 31, 2014, are also available electronically at www.cathaybank.com/cathay-general/annual-meeting-materials Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. 00000333303330000000 0 051815 PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 16, 2015. Please sign, date, and return this proxy card even if you intend to be present at the Annual Meeting. This proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting. PLEASE MARK, THEN SIGN AND DATE THIS PROXY CARD BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Proposal 1, and a vote FOR Proposals 2, 3 and 4. 1. Election of Class I directors to serve until the 2018 Annual Meeting of Stockholders and their successors have been elected and qualified FOR AGAINST ABSTAIN Michael M.Y. Chang Jane Jelenko Anthony M. Tang Peter Wu 2. Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended 3. Advisory vote to approve executive compensation 4. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2015 Other 5. The Business. proxy holders are authorized to consider and vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF CATHAY GENERAL BANCORP MAY 18, 2015 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2015 Cathay General Bancorp’s Proxy Statement and Annual Report for the year ended December 31, 2014 are also available electronically at www.cathaybank.com/cathay-general/annual-meeting-materials Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00000333303330000000 0 051815 PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 16, 2015. Please sign, date, and return this proxy card even if you intend to be present at the Annual Meeting. This proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting. PLEASE MARK, THEN SIGN AND DATE THIS PROXY CARD BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Proposal 1, and a vote FOR Proposals 2, 3 and 4. 1. Election of Class I directors to serve until the 2018 Annual Meeting of Stockholders and their successors have been elected and qualified FOR AGAINST ABSTAIN Michael M.Y. Chang Jane Jelenko Anthony M. Tang Peter Wu 2. Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended 3. Advisory vote to approve executive compensation 4. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2015 Other 5. The Business. proxy holders are authorized to consider and vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.